An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR - SUBJECT TO COMPLETION

Explanation: Can B̅ Corp. is amending its Offering Statement filed on Form 1-A/A, filed with the Securities Exchange Commission on July 31, 2020, to set the price for the shares offered hereby and to update certain disclosures.

Can B̅ Corp.

Registrant’s principal address: 960 South Broadway, Suite 120 Hicksville, NY 11801

Registrant’s telephone number, including area code: 516-595-9544

Registrant’s website: https://canbcorp.com

Dated: September [●], 2020

Can B̅ Corp. (herein referred to as “we,” “us,” “our,” “CANB,” and the “Company”) is offering up to 10,000,000 shares of our common stock (the “Shares”) at a price of $0.50 per share, for gross proceeds of up to $5,000,000, before deduction of offering expenses, assuming all shares are sold. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 33. The minimum investment established for each investor is $500 unless such minimum is waived by the Company in its sole discretion. Shares offered by the Company will be sold through the Company’s executive officers and directors on a best-efforts basis. We may also engage sales agents licensed through the Financial Industry Regulatory Authority (“FINRA”) and pay such agents cash and/or stock-based compensation, which will be announced through a supplement to this Offering Circular.

Price of Common Stock	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]	Proceeds to Other Persons
Per Share	$0.50	$0.00	$0.50	$0.00
Total Maximum	$5,000,000	$0.00	$5,000,000	$0.00

(1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated.
(2)	The Company’s Shares will be offered on a best efforts basis by the Company’s officers and directors. Accordingly, there are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences.
(3)	We expect to incur approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous expenses.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our common stock is not now listed on any national securities exchange or the Nasdaq stock market. However, our stock is quoted on the OTC Market’s OTCQB® Venture Market under the symbol “CANB.” While our common stock is on the OTCQB® Venture Market, there has been limited trading volume. There is no guarantee that an active trading market will develop in our securities.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”).

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A Plus), following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “CANB,” the “Company,” and “Can B̅ Corp.” refer to Can B̅ Corp. together with its wholly owned subsidiaries.

The Company

The Company was originally incorporated as WRAPMail, Inc. (“WRAP” or “WRAPmail”) in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective December 27, 2010, WRAP effected a 10-for-1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1-for-10 reverse stock split of its common stock.

Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP.

In early 2017, the Company transitioned into the hemp-derived cannabidiol (“CBD”) industry. On May 15, 2017, WRAP changed its name to Canbiola, Inc. to reflect its transition.

On or around October 5, 2017, the Company approved an increase of its common stock to 750,000,000 shares. On March 12, 2019, the Company approved an increase of its authorized shares to 1,500,000,000. The Company is also authorized to issue a total of 5,000,000 preferred shares, including 20 Series A Preferred Shares, 500,000 Series B Preferred Shares and 2,000 Series C Preferred Shares.

On January 16, 2019, the Company filed an amendment to its Articles of Incorporation to change the name of the Company to Can B̅ Corp. in order to segregate its corporate identity from its lead products branded under the “Canbiola” brand. On March 2, 2020, the Company filed an amendment to its Articles of Incorporation to effect a 300-to-1 reverse stock split of its issued and outstanding, but not authorized, common stock (the “Reverse Split”). Both actions were declared effective on March 6, 2020. The Reverse Split also affects the number of shares issuable upon conversion of the Company’s convertible securities, such as Preferred Stock, options and warrants.

As of August 31, 2020, we had approximately 3,840,053 shares of common stock, 20 shares of Series A Preferred Stock and no shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding. The Company’s common shares are currently quoted on OTC Market’s OTCQB® Venture Market under the symbol “CANB.”

Our principal executive offices are located at 960 South Broadway, Suite 120, Hicksville, NY 11801 and our telephone number is 516-595-9544.

Going Concern

The consolidated financial statements included in this Offering Circular have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of December 31, 2019, the Company had cash and cash equivalents of $46,540 and a working capital of $2,881,147. For the years ended December 31, 2019 and 2018, the Company had net loss of $4,592,470 and $4,112,277, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by raising capital through sales of shares of its common stock. Also, the Company plans to expand its operation of CBD products to increase its profitability. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

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Business Overview

The Company is a health and wellness company, producing and selling ingestible, wearable, and topical products, including products that contain cannabidiol (“CBD”). The Company’s primary business is the development, production and sale of products and delivery devices containing hemp-derived CBD. The Company’s products include drops/tinctures, oils, creams, moisturizers, chews, isolate, gel caps, concentrates, superfood drink mixes, and durable equipment. In addition, the Company has the license to develop and sell certain CBD and non-CBD products under the Lifeguard® lifestyle brand. The Company grows its own hemp biomass, which is processed by a third party and sent to the Company’s production facility in Lacey, Washington. CANB aims to be the premier provider of the highest quality natural hemp CBD products on the market through producing and sourcing the very best raw material and developing a variety of products we believe will improve people’s lives in a variety of areas.

In addition to its direct operations, the Company operates through subsidiaries. The Company develops and sells its “Canbiola” branded products, which are distributed directly by the Company through its website and by partnering doctors who recommend or sell the products to their customers. The Company’s products are produced at its state-of-the-art manufacturing facility in Lacey, WA owned by its wholly owned subsidiary, Pure Health Products, LLC (“Pure Health Products” or “PHP”). Pure Health Products also white labels the Company’s products to be sold by under other brand names by third parties (including its own “Seven Chakras” and “Pure Leaf Oil” brands) and produces private label products for third parties using such parties’ formulations. The Company’s durable equipment products, such as sam® units with CBD infused pads, are marketed and sold through its wholly owned subsidiaries, Duramed Inc. and DuramedNJ LLC (collectively, “Duramed”). The Company’s hemp farming business is run through Green Grow Farms, Inc. (“Green Grow Farms” or “GGFI”), which was formed in August, 2019.

The statements found herein have not been evaluated by the Food and Drug Administration (the “FDA”) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in nonconvertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

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The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 (the “Exchange Act”) which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

This circular relates to the sale of 10,000,000 shares of our common stock (the “Shares”) at a price of $0.50 per share, for total offering proceeds of up to $5,000,000 if all offered shares are sold. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment amount established for each investor is $500. All funds raised by the Company from this offering will be immediately available for the Company’s use.

The aggregate purchase price to be paid by any investor for the securities sold hereby cannot exceed 10% of the greater of the investor’s annual income or net worth (for entity investors, revenues or net assets for the investor’s most recently completed fiscal year are used instead). The foregoing limitation does not apply to “accredited investors” and non-natural investors.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited through our website, investment websites, social media, or otherwise.

This offering will terminate at the earlier to occur of: (i) all shares offered hereby are sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by ninety (90) days, in its sole discretion.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

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INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our common stock is quoted on the OTCQB under the symbol “CANB”. This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock. As of the date of this Offering Circular, there has not been significant trading of shares of our common stock. The trading price could decline due to any of these risks, and an investor may lose all or part of his, her, or its investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. All material risks identified by the Company are discussed in this section.

Risks Related to this Offering and our Common Stock

You could experience substantial dilution in the book value per share of the common stock you purchase.

If we offer new stock at a price per share less than the net tangible book value per share, you could experience dilution should the net tangible book value per share drop below $0.50. Issuance of preferred shares as compensation and shares under convertible debt r derivative securities transactions could affect dilution.

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

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Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB®, where our shares of common stock are quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our securities is likely to remain volatile and could fluctuate widely in response to many factors, including but not limited to the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given that we are a relatively small company and have experienced losses from operations that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

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We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. As of August 31, 2020, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 9.41% of our outstanding shares of common stock and 32.76% of the eligible votes of the Company. Accordingly, our directors and executive officers have significant influence over our affairs due to their substantial ownership coupled with their positions on our management team and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on the internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer a smaller reporting company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

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If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer a smaller reporting company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Internal control deficiencies could also result in a restatement of our financial results in the future. As of July 8, 2020, we have concluded that are internal controls are not sufficient.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock could be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our shares from the Company has been arbitrarily determined.

Our management has determined the shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

The best efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Our officers and directors are offering shares of our common stock in this offering on a best efforts basis. Officers and directors are not required to sell any specific number or dollar amount of common stock, but will use their best efforts to sell the shares offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this prospectus will result in any proceeds being made available to us.

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We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes Oxley Act. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Exchange, which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Risks Related to our Business

Since we have a limited operating history in our industry, it is difficult for potential investors to evaluate our business.

Our short operating history in the CBD industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The CBD industry is highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of CBD products, including validation procedures and regulatory matters. In addition, our products compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

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We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for research and product development work and acquisitions. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete research and product development work and acquisitions. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. We rely, and will continue to rely, on our related parties to maintain these services. If the pricing for these services changes, or if our related parties cease to provide these services, including by terminating agreements with us, we may be unable to obtain replacements for these services on the same terms without disruption to our business. This could have a material effect on our business, results of operations and financial condition.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

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Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential infringers. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing CBD market may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brands and reputation in the markets we serve. If problems with our products or technologies cause customers to experience operational disruption or failure or delays, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We could be subject to costly product liability claims related to our products.

Since most of our products are intended for human use, we face the risk that the use of our products may result in adverse side effects to people. We face even greater risks upon further commercialization of our products. An individual may bring a product liability claim against us alleging that one of our products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

●	the inability to commercialize our products;

●	decreased demand for our products;

●	regulatory investigations that could require costly recalls or product modifications;

●	loss of revenue;

●	substantial costs of litigation;

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;

●	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;

●	the diversion of management’s attention from our business; and

●	damage to our reputation and the reputation of our products.

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Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The legality of certain products containing CBD is currently uncertain and the Company could be subject to enforcement action by the FDA and certain state regulatory agencies.

In 2018, the federal Farm Bill removed hemp as a Schedule I drug under the Controlled Substances Act and hemp may now be grown as a commodity crop, with restrictions; however, the 2018 Farm Bill did not specifically legalize CBD. Until Congress promulgates rules and regulations relating to hemp derived CBD, the “legal” status of CBD from hemp, or the processes the Company may have to implement (and at what expense), are still unknowns. A similar paradigm exists under various state laws with which the Company will have to comply. The FDA currently considers the addition of CBD to food products, cosmetics or supplements to be illegal and prohibits the advertisement of CBD products with health claims. In addition, the FDA has recently increased its review of and enforcement against CBD companies. Should the Company become subject to enforcement action by the FDA, it could be forced to spend significant sums defending against such enforcement and ultimately could be forced to stop offering some or all of its CBD products, which would materially, negatively affect the Company’s business and shareholders’ investments. In addition, notwithstanding the intense pressure on FDA to fast-track the CBD approval process, it is likely that the approval process for use of CBD in foods, cosmetics or supplements will take years.

Due to the controversy over the cannabis plant within the United States, we face challenges getting our products into stores and into the hands of the end user.

The Company intends to release products that contain CBD derived from hemp that are legal within the U.S. However, it is possible we may face scrutiny and run into issues getting our products into stores due to hesitation by stores to carry any product at all affiliated with the cannabis plant, as well as federal, state and local regulations that may restrict our ability to sell CBD products.

The novel coronavirus disease of 2019 (“COVID-19”) has had, and continues to have, broad impacts on multiple sectors of the global economy, making it difficult to predict the extent of its impact on our business.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this Offering Circular. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future.

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SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

All investors purchasing in from the Company in this offering could experience immediate dilution and all shareholders in the Company may be subject to dilution from the exercise of convertible securities currently outstanding in the Company, or if the Company issues more of its authorized stock.

Our net tangible book value as of June 30, 2020 was $3,907,866 or approximately $0.87 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale of the maximum offering amount of 10,000,000 shares at $0.50 per share for $5,000,000, assuming $50,000 in offering or other expenses, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $8,857,866, or approximately $0.61 per share. This represents an immediate decrease in net tangible book value of approximately $0.26 per share to existing stockholders and an immediate increase in net tangible book value of $0.11 per share to investors of this offering.

If we do not sell the maximum offering amount and instead sell 75% of the shares offered hereby, or 7,500,000 shares at $0.50 per share for $3,750,000, assuming $50,000 in offering or other expenses, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $7,607,866, or approximately $0.63 per share. This represents an immediate decrease in net tangible book value of approximately $0.24 per share to existing stockholders and an immediate increase in net tangible book value of $0.13 per share to investors of this offering.

Similarly, if we sold 50% of the shares offered hereby, or 5,000,000 shares at $0.50 per share for $2,500,000, assuming $50,000 in offering or other expenses, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $6,357,866, or approximately $0.67 per share. This represents an immediate decrease in net tangible book value of approximately $0.20 per share to existing stockholders and an immediate increase in net tangible book value of $0.17 per share to investors of this offering.

Finally, if we sold 25% of the shares offered hereby, or 2,500,000 shares at $0.50 per share for $1,250,000, assuming $50,000 in offering or other expenses, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $5,107,866, or approximately $0.73 per share. This represents an immediate decrease in net tangible book value of approximately $0.14 per share to existing stockholders and an immediate increase in net tangible book value of $0.23 per share to investors of this offering.

The above analysis is illustrated in the following table:

Public offering price per share	$0.50
Net tangible book value per share as of June 30, 2020	$0.87
If 100% Sold
Decrease in net tangible book value per share attributable to new investors	$0.26
Adjusted net tangible book value per share as of June 30, 2020	$0.61
Increase per share to new investors in the offering	$0.11
If 75% Sold
Decrease in net tangible book value per share attributable to new investors	$0.24
Adjusted net tangible book value per share as of June 30, 2020	$0.63
Increase per share to new investors in the offering	$0.13
If 50% Sold
Decrease in net tangible book value per share attributable to new investors	$0.20
Adjusted net tangible book value per share as of June 30, 2020	$0.67
Increase per share to new investors in the offering	$0.17
If 25% Sold
Decrease in net tangible book value per share attributable to new investors	$0.14
Adjusted net tangible book value per share as of June 30, 2020	$0.73
Increase per share to new investors in the offering	$0.23

The above calculations assume all 20 outstanding Series A preferred shares have been converted into 666,680 shares of common stock (which they have not) for a total of approximately 4,506,733 shares of common stock outstanding as of June 30, 2020 before accounting for the offering, but do not assume exercise of any other outstanding convertible securities in the Company. After accounting for the offering, there would have been approximately 14,506,733 shares outstanding if 100% of the offered shares were sold, 12,006,733 shares outstanding if 75% of the offered shares were sold, 9,506,733 shares outstanding if 50% of the offered shares were sold, and 7,006,733 shares outstanding if 25% of the offered shares were sold.

PLAN OF DISTRIBUTION

We currently plan to have our directors and executive officers sell the Shares offered by the Company on our behalf. Our officers and directors will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment amount established for each investor is $500. All funds raised by the Company from this offering will be immediately available for the Company’s use. In lieu of cash, the Company may elect to accept the exchange of existing debt for shares offered hereby, pursuant to the terms of this Offering Circular.

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As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will file a supplement to this circular to identify such selling agent(s).

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

Unless sooner withdrawn or canceled by us, the offering will continue until (i) the maximum offering amount has been sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by ninety (90) days, in its sole discretion.

OTC Markets Considerations

The OTC Markets is separate and distinct from the Nasdaq stock market or other national exchange. Nasdaq has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the Nasdaq and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

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Although we believe being listed on the OTC Markets increases liquidity for our stock, investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchange. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the quotation service. For OTC Markets securities, there only has to be one market maker.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the common shares offered hereby and the intended uses of such proceeds over an approximate twelve (12) month period. It is possible that we may not raise the entire $5,000,000 in shares being offered through this Offering Circular. In such case, we will reallocate the use of proceeds as the board of directors deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$5,000,000	$3,750,000	$5,000,000	$1,250,000
Offering Costs(1)	$50,000	$50,000	$50,000	$50,000

Use of Net Proceeds:

Compliance and Certification(2)	$300,000	$250,000	$145,000	$0
Building and Equipment(3)	$965,000	$655,000	$370,000	$0
Business Expansions(4)	$175,000	$115,000	$110,000	$0
Marketing	$1,200,000	$800,000	$230,000	$0
Research and Development	$575,000	$350,000	$225,000	$0
Staffing Costs	$200,000	$100,000	$50,000	$0
Debt Repayment(5)	$1,200,000	$1,200,000	$1,200,000	$1,200,000
Working Capital(6)	$335,000	$230,000	$120,000	$0

Notes:

(1)	The Company expects to spend approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous fees.

(2)	The Company expects to use these funds for filing, legal, accounting, and other costs associated with maintaining SEC compliance. The Company also expects to spend approximately $90,000 to obtain Good Manufacturing Practices (GMP) certification.

(3)	The Company expects to use these funds to buy and maintain equipment necessary for manufacturing its products and to build and expand on its facilities.

(4)	The Company anticipates using these funds for new rollouts and to increase its presence in territories within the United States.

(5)	The Company plans to pay down existing debt to four holders of promissory notes. One note has a principal amount of $550,000, matures on September 1, 2020, and bears interest at a rate of 12% per annum. The note is convertible into shares of the Company’s common stock (“Common Stock”) at any time at the lower of (i) $0.02 per share or (ii) 80% of closing price of the Common Stock on the date of conversion per share, subject to adjustment upon certain material events. The note is secured by a security interest encumbering all assets of the Company. The second note has a principal amount of $225,000, matures October 21, 2020, and has an interest rate of 12% per annum. The note is convertible into shares of the Company’s Common Stock at a price share equal to the lower of (i) $6.00 or (ii) 80% of the closing bid price of the Company’s Common Stock on the date of conversion per share subject to adjustment upon certain material events. The note is secured by a security interest encumbering all assets of the Company, which is subordinate to the security interest granted to the first noteholder. The third note has a principal amount of $220,000, matures on June 17, 2021, and bears interest at 12% per annum. The note is convertible into shares of the Company’s Common Stock at a price per share equal to 80% of the lowest closing bid price of the Company’s Common Stock during the twenty (20) trading days prior to the date of conversion, subject to adjustment upon certain material events. The fourth note has a principal amount of $115,000, matures on December 15, 2020, and has an interest rate of 12% per annum. The note is convertible into shares of the Company’s Common Stock at a price per share equal to 80% of the lowest closing bid price of the Company’s Common Stock during the twenty (20) trading days prior to the date of conversion, subject to adjustment upon certain material events. The foregoing descriptions are qualified in their entirety by the terms of the full text of the notes, attached hereto as exhibits. The proceeds raise from the notes are expected to be used for enhancing our manufacturing factory, expanding on and creating new product lines, marketing, and working capital.

(6)	The Company will use working capital to pay for miscellaneous and general operating expenses.

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The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the common stock, we have considered a number of factors including, but not limited to, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market price for our common stock.

DESCRIPTION OF BUSINESS

Organization

We were originally incorporated as WRAPMail, Inc. (“WRAP” or “WRAPMail”) in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective December 27, 2010, WRAP effected a 10-for-1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1-for-10 reverse stock split of its common stock.

Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP and is presently in the process of dissolving Prosperity.

In early 2017, the Company transitioned into the hemp-derived CBD industry. On May 15, 2017, WRAP changed its name to Canbiola, Inc. to reflect its transition.

On or around October 5, 2017, the Company approved an increase of its common stock to 750,000,000 shares. On March 12, 2019, the Company approved an increase of its authorized shares to 1,500,000,000. The Company is also authorized to issue a total of 5,000,000 preferred shares, including 20 Series A Preferred Shares and 500,000 Series B Preferred Shares.

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“Pure Health Products” or “PHP”) effective December 28, 2018. The Company’s durable equipment products, such as sam® units with CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated in Nevada on November 29, 2018) and DuramedNJ LLC (incorporated in Nevada on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February1, 2019. The Company’s hemp farming business is run through Green Grow Farms, Inc. (“Green Grow Farms”), which was formed in August, 2019. The Company’s wholly owned subsidiaries Radical Tactical LLC and NY Hemp Depot LLC (the “Hemp Depot”) are currently without operations.

On January 16, 2019, the Company filed an amendment to its Articles of Incorporation to change the name of the Company to Can B̅ Corp. On March 2, 2020, the Company filed an amendment to its Articles of Incorporation to effect a 300-to-1 reverse stock split of its issued and outstanding, but not authorized, common stock (the “Reverse Split”). Both actions were declared effective by FINRA on March 6, 2020. The Reverse Split will also affect the number of shares issuable upon conversion of the Company’s convertible securities, such as Preferred Stock, options and warrants.

Our fiscal year ends December 31. Our transfer agent is Transhare Corporation, located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762.

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As of July 8, 2020, we had approximately 3,840,053 shares of common stock, 20 shares of Series A Preferred Stock and no shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding, as well as approximately 198 shareholders of record. The Company’s common shares are currently quoted on OTC Market’s OTCQB® Venture Market under the symbol “CANB.”

Business

We are a health and wellness company, producing and selling ingestible, wearable, and topical products, including products that contain CBD. The Company’s primary business is the development, production and sale of products and delivery devices containing hemp-derived CBD. The Company’s products include drops/tinctures, oils, creams, moisturizers, chews, isolate, gel caps, concentrates, superfood drink mixes, and durable equipment. In addition, the Company has the license to develop and sell certain CBD and non-CBD products under the Lifeguard® lifestyle brand. The Company grows its own hemp biomass, which is processed by a third party and sent to the Company’s production facility in Lacey, Washington. In addition to producing its own line of products, the Company generates revenues by white-label manufacturing CBD products for third parties. The Company also seeks to grow its operations through synergistic acquisitions of products and brands in the hemp industry. The Company aims to be the premier provider of the highest quality natural hemp CBD products on the market through sourcing the very best raw material and developing a variety of products we believe will improve people’s lives in a variety of areas.

We do not intend to invest further in start-up companies or speculative investments. Our current acquisition strategy is to invest in targets that already generate revenue. We also intend to acquire entities whose operations can complement our own, such as, without limitation, a target having established a strong retail division but lacking a manufacturer to make its products. We are also contemplating acquiring distressed assets that we can incorporate into our current business operations. There are no acquisitions that are currently under consideration.

Business Segments

The Company is in the business of promoting health and wellness through its development and sale of products containing CBD (with no psychoactive THC), the production of hemp biomass, the licensing of durable medical devises, and the sale of non-CBD products such as sunscreen and lip balm.

I-	Pure Health Products – R&D, Manufacturing and “CBD” Business

The Company’s Research, Development, and core manufacturing arm also is a direct producer, seller and purveyor of products to private label products for multiple distributors of CBD products. The Company’s products contain CBD derived from hemp and include products such as oils, creams, moisturizers, isolate, and gel caps. In addition to offering white labeled products, the Company has developed its own line of proprietary products. The Company is always seeking synergistic value through acquisitions of products and brands in the hemp industry.

Cannabidiol is one of nearly 85 naturally occurring compounds (cannabinoids) found in industrial hemp (it is also contained in marijuana, but the Company’s products are derived only from hemp). CBD is non-psychoactive and is thought to have numerous uses, including, but not limited to, for pain, insomnia, epilepsy, anxiety, inflammation, and nausea. Unlike CBD derived from marijuana, CBD derived from the seeds and stalks of industrial hemp is generally considered “legal” in the U.S. so long as it contains less than 0.3% of “THC,” another, but psychoactive, cannabinoid found in cannabis. This purported “legal status” is because the 2018 Farm Bill removed hemp as a Schedule I drug under the Controlled Substances Act and hemp may now be grown as a commodity crop, with restrictions; however, the 2018 Farm Bill did not specifically legalize CBD. Until Congress promulgates rules and regulations relating to hemp derived CBD under the 2018 Farm Bill, the “legal” status of CBD from hemp, or the processes the Company may have to implement (and at what expense), are still unknowns. A similar paradigm exists under various state laws with which the Company will have to comply. The Company has all of its hemp based raw materials (isolate) tested by a 3rd party independent laboratory and those results are posted on the Company web site.

The Company’s medical office products are marketed under the tradename “Canbiola,” and sold via medical professionals referring customers to our products. The Company also manufactures and sells separately branded CBD products through its subsidiaries and websites. “Pure Leaf Oil is the Company’s retail consumer brand and is currently being sold via the Company’s website as well as direct internet sales and through certain retailers. Additionally, the Pure Leaf Oil products are targeted to be featured in the Company’s new line of vending machines, currently in test markets such as medical facilities and retail centers. Nu Wellness, our independent pharmacy brand, targets toward the over three-thousand independent retail drug stores nationally with its first product scheduled for rollout in the 3rd quarter 2020. The “Seven Chakras” brand is targeted toward health clubs, spas, and beauty lines and is expecting a major launch in the late 3rd quarter or early 4th quarter 2020 to include a full line of related topical products both with and without CBD. The Severn Chakras has a customer base and following and compliments the Canbiola and Pure Leaf Oil brands with additional new products such as bath bombs, stress relief products, and lotions. Seven Chakras has its own internet website and continues in its direct marketing to its customer base.

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In December, 2018, the Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”), with which it had previously had an exclusive production agreement. PHP manufactures and packages the Company’s CBD infused products. PHP may also white label / rebrand the Company’s products pursuant to “white label agreements” entered into between the Company and/or PHP and third-party customers. Through PHP, the Company is able to control the manufacturing process of its products while reducing its production costs. In January, 2019, PHP acquired certain assets from Seven Chakras, LLC (“Seven Chakras”), a former competitor, which assets included the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ CBD products, (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials.

The Company’s products are distributed through an array of methods including: 1- For Canbiola brand directly through doctors and medical offices, 2- For Pure Leaf Oil direct to consumer via walk-in business, internet and other distributors, 3- for Seven Chakras via direct sales and through internet sales. The Company’s newest brand, Nu Wellness, is distributed to independent pharmacies through distributor relationships. The white or private label business is sold direct to the companies for distribution through their own network of retailers.

II-	Duramed Division- Durable Medical Equipment

Through its medical device division, Duramed, Inc. and DuramedNJ LLC, the Company serves the post-surgery medical patient arena aiming to reduce the reliance of opiates in favor of a wearable ultrasound device to aid in recovery and pain reduction.

In November 2018, the Company formed Duramed, Inc. to facilitate the manufacture and sale of durable medical equipment (“DME”) incorporating CBD. On January 14, 2019, Duramed entered into a Memorandum of Understanding (the “Sam MOU”) with Sam International (“Sam”) and ZetrOZ Systems LLC (“ZetrOZ” and, collectively with Sam, the “Manufacturers”). Pursuant to the Sam MOU, the Manufacturers granted Duramed the exclusive right to distribute sam® Pro 2.0 (SA271) and sam® Gel Coupling Patches (UB-14-72) within the United States for the Personal Injury Protection/No Fault Market during the term of the Sam MOU. Duramed has agreed to purchase monthly minimums from the Manufacturers at a price per Unit of $2,447. The exclusivity of the Distribution License granted to Duramed under the Sam MOU was dependent upon meeting the monthly minimum. In addition, Duramed was granted the right to distribute sam® Gel Capture Patches (UB-14-24). Duramed will get rebates of 2%-3% based on the volume of products sold by it. We did not meet the monthly minimums as contemplated by the Sam MOU and as such we are currently distributing the aforementioned products on an at-will, non-exclusive basis. The primary thrust of the Duramed division is to market to patients via doctors via a device rental program reimbursable by insurance carriers to help patient with pain reductions and faster healing.

On May 29, 2019, the Company created DuramedNJ LLC to execute the same business strategy into the no-fault insurance market in New Jersey that it had developed in New York. That Company continues to develop opportunities into 2020.

III-	Hemp Production, Aggregation and Sale

On December 4, 2019, the Company entered into a Stock Purchase Agreement (the “GGFI Agreement” with Iconic Brands, Inc., a Nevada corporation (“ICNB”) and Green Grow Farms, Inc., a New York corporation (“GGFI” or “Green Grow” and, collectively with ICNB and the Company, the “Parties”). Pursuant to the terms of the GGFI Agreement, at closing, the Company received 51% equity interest in Green Grow (the “GG Shares”) in exchange for an aggregate of 37,500,000 pre-split shares of the Company’s common stock (the “Purchase Shares”). On June 30, 2020 (the “Valuation Date”), a valuation of the Purchase Shares was to be (and was) performed for the purpose of determining whether the Market Price Per Purchase Share (as defined in the GGFI Agreement) on the Valuation Date was less than $1,000,000. In the event that the aggregate Market Price Per Purchase Share on the Valuation Date was less than $1,000,000, the Company was to to the ICNB such a number of additional shares (“Additional Purchase Shares”) so that the aggregate value of aggregate shares issued to ICNB for the purchase of the GG Shares (taking into account the Purchase Shares and the Additional Purchase Shares) equaled $1,000,000. For purposes of the valuation, Market Price Per Purchase Share was to be determined based upon the 10-day average VWAP for the 10-day period ending on June 30, 2020. On June 30, 2020, it was determined that ICNB was owed an additional 418,714 shares, which it was issued.

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On March 3, 2020, the Company entered into an Agreement (the “Modification Agreement”) with Green Grow, New York Farm Group, Inc., a New York corporation (“NYFG”), Steven Apolant, an individual, and Peter Scalise, an individual, relating to the GGFI Agreement, as amended. Following the closing of the GGFI Agreement, the Company discovered that certain assets of GGFI were valued at less than the amount GGFI had previously represented. In light of the foregoing, pursuant to the Modification Agreement, NYFG agreed to assign to CANB (i) all of the equity interests in GGFI held by NYFG and (ii) 1,000,000 shares of ICNB’s common stock. Each party to the Modification Agreement also agreed to release the other parties thereto from all claims relating to the GGFI Agreement and the transactions contemplated thereby. As a result of the transaction contemplated by the Modification Agreement, the Company now owns 100% of GGFI.

On July 29, 2020, ICNB entered into an agreement whereby ICNB agreed to exchange its CANB Shares for CANB’s 1,000,000 ICNB’s shares.

Through GGFI, the Company grows its own hemp in New York and partners with third party growers in other states whereby GGFI provides the farmers with seed and training and splits profits with the farmers. GGFI supplies the Company with all hemp needed for the company to produce its CBD products, which hemp is processed by a third party and shipped to the Company’s production facility in Lacey, WA. The Company is currently exploring ways for it to run its own extraction facility, completely cutting out middlemen (note that the Company had entered into a jount venture agreement with NY – SHI, LLC, a New York limited liability company (“NY – SHI”), EWSD I LLC dba SHI Farms, a Delaware limited liability company (“SHI Farms”) to aggregate and process hemp biomass; however, SHI Farms breached and was unable to perform under the agreement- the Company is in the process of trying to recoup the shares issued to SHI Farms).

IV-	Licensing

On January 28, 2020, the Company entered into a License Agreement (the “Lifeguard Agreement”) with Lifeguard Licensing Corp., a Delaware corporation (“Lifeguard”). Pursuant to the Lifeguard Agreement, Lifeguard granted the Company the right to use its “Lifeguard” trademark (the “Mark”) in connection with the Company’s manufacture, marketing, distribution, and sale of products (the “License”). In consideration for the License, the Company agreed to pay Lifeguard a royalty equal to six percent (6%) of net sales of its Lifeguard branded products on a quarterly basis. The Company further agreed that, regardless of the net sales generated, each royalty payment will be in an amount not less than $60,000, which minimum amount will increase annually following December 31, 2021. The Lifeguard Agreement will continue until December 31, 2025, unless earlier terminated by the parties, and may be renewed for additional five (5)-year terms if certain performance conditions are met.

Under the License, the Company has various performance and sales obligations including initial product introduction timing and Lifeguard has various oversight rights such as audit rights, quality control and inspection rights. Licensor has the right to terminate the License in the event of certain breaches by the Company, at which point, the Company will be required all licensed material; however it will be permitted to sell its existing inventory so long as termination is not due to quality issues. Lifeguard and the Company have agreed to indemnify each other, which indemnification obligations will survive the termination of the Agreement. The Company also agreed to procure and maintain certain insurance policies for the benefit of the Company and Lifeguard.

The Lifeguard Agreement otherwise contains terms, conditions, and representation common with this type of transaction.

WRAPmail/Bullseye

The Company also owns a patented technology that combines custom marketing content with organization e-mail to provide a next generation marketing platform for organizations and personal use.. The Bullseye Productivity Suite is a cloud-based system that consolidates all necessary office productivity tools into one online experience, accessible everywhere when you need it with full disaster recovery mechanisms built in. All functions and features are audited to help users with corporate governance and compliance issues. The Company no longer sells or services these services.

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Intellectual Property

We own the following patents for our WRAPmail technology: US patent no. 8572275 issued on October 29, 2013. This patent expires in October 2033. On July 20, 2015, WRAPmail filed for a new patent under the title: Method, System and Software for Dynamically Extracting Content for Integration with Instant Messages, which application is still pending and not being actively pursued by the Company. The above patents relate to the document management and email marketing divisions. Due to diminishing revenue from these divisions, the Company’s accountant determined to reduce the fair value of these patents to $0.

The Company employs, through its Pure Health Products LLC Division, two product researchers and developers and technology experts who, on a daily basis, set the quality standards and new product development status and time-line agendas under the direct supervision of the company’s management team.

Employees

The Company currently has a total of 14* employees, 10 of which are full-time and 4 are part-time. The Company also engages independent contractors under services agreements.

The Company employs. through its Pure Health Products LLC Division, two product researchers and CBD technology experts who, on a daily basis, set the quality standards and new product development status and time-line agendas under the direct supervision of the company’s management team. Additionally, there is a division president, three production personnel, and five sales/ marketing and fulfillment personnel.

Duramed, the medical device company, employs four people including the division president and 3 field operation personnel.

The remaining four people are corporate staff and general sales and are directly employed by the Company.

* We had 19 employees; however, due to the recent downturn in operations and revenue attributable to the COVID-19 outbreak, 5 of our employees have been temporarily furloughed until such time as the Company’s business returns to pre-outbreak levels.

Reports to Security Holders

Our common stock is registered under the Exchange Act and we are required to file current, quarterly and annual reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website at www.canbcorp.com.

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Government Regulation

The cultivation and sale of hemp and hemp products is federally regulated under the United States Farm Bill. The 2018 Farm Bill removed hemp as a Schedule 1 Substance under the Controlled Substances Act; however, rules and regulations relating to manufacture and sale of CBD products under the Farm Bill must still be promulgated and are expected to impact the Company’s operations. As the legal CBD industry and our product lines expand, it is uncertain what other statutory schemes and agencies will start to regulate our CBD products. The FDA currently still considers the addition of CBD to food products, cosmetics or supplements to be illegal and prohibits the advertisement of CBD products with health claims. The Company must also comply with each state’s laws relating to the sale of hemp-based CBD products. These regulations may affect, among others, the way the Company manufactures and distributes its products, the way the Company is taxed, the way the Company banks, the location of the Company’s facilities, the content and testing of the Company’s products, and the quality of the Company’s services.

The Company is presently growing and cultivating in New York State under a State License provided by its GGFI Division. Once processing the biomass into isolate, it is shipped to the Company’s manufacturing facility in Lacey WA under the provisions of the Farm Bill of 2018.

We are also subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations. CBD sales are additional state regulated for shipping and the Company maintains a current list.

Bankruptcy, Receivership, Etc.

Not applicable.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings in which we are involved.

Reclassification, Merger, Consolidation, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

The Company does not currently own any real property. We do however lease office space in Hicksville, New York, and GGFI leases space in Bohemia, New York. The Company’s wholly-owned subsidiary, Pure Health Products, operates its manufacturing facility in Lacey, Washington.

The monthly lease payments are: Pure Health Products in Lacey WA $2,300, Can B̅ Corp. home office in Hicksville NY $3,350, and Green Grow Farms, Inc. in Bohemia NY $1,575.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

General

Can B̅ Corp. was originally formed as a Florida corporation on October 11, 2005, under the name of WrapMail, Inc. Effective January 5, 2015, we acquired 100% ownership of Prosperity Systems, Inc., which the Company is in the process of dissolving. Effective December 28, 2018, we acquired 100% ownership of Pure Health Products. The Company’s durable equipment products, such as sam® units with CBD infused pads, are marketed and sold through its wholly-owned, subsidiaries, Duramed Inc. (incorporated in Nevada on November 29, 2018) and DuramedNJ LLC (incorporated in Nevada on May 29, 2019). The Company’s wholly owned subsidiary, Radical Tactical LLC, formed May 11, 2019, provides the marketplace with millennium targeted product lines such as vapes, gums, and kratom. The Company’s hemp aggregation business is run through NY Hemp Depot LLC, which was formed on July 11, 2019. The Company’s hemp farming business is run through Green Grow Farms, Inc., which was formed in August, 2019.

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We manufacture and sell products containing CBD. We also provide document, project, marketing and sales management systems to our residual business clients through our website and proprietary software, which divisions are being wound-down. The consolidated financial statements include the accounts of CANB and its wholly-owned subsidiary Pure Health Products from the date of its acquisition on December 28, 2018.

Results of Operations - Fiscal Year Ended December 31, 2019

Year Ended December 31, 2019 compared with Year Ended December 31, 2018:

Revenues increased $1,636,900 from $668,603 in 2018 to $2,305,503 in 2019. The increase was due to the growth of CBD product and durable equipment sales.

Cost of product sales increased $193,050 from $405,534 in 2018 to $598,584 in 2019 due to the growth of product sales and outreach into additional market segments such as wholesale and private label opportunities.

Officers and director’s compensation and payroll taxes increased $784,579 from $1,478,987 in 2018 to $2,263,566 in 2019. The 2019 expense amount ($2,263,566) includes additional stock-based compensation of ($1,210,915) pursuant to their respective employment agreements and related payroll taxes ($39,962). The 2018 expense amount ($1,478,987) includes additional stock-based compensation of ($1,255,193) pursuant to their respective employment agreements and related payroll taxes ($2,559).

Consulting fees increased $412,741 from $1,669,443 in 2018 to $2,082,184 in 2019. The 2018 expense amount ($1,669,443) includes stock-based compensation of ($1,524,107), resulting from stock issued for the service of consultants. The 2019 expense amount ($2,041,934) includes stock-based compensation of ($1,858,837), resulting from stock issued for the service of consultants.

Advertising expense increased $249,125 from $84,316 in 2018 to $333,441 in 2019.

Hosting expense decreased $1,663 from $14,697 in 2018 to $13,034 in 2019.

Rent expense increased $179,803 from $67,165 in 2018 to $246,968 in 2019.

Professional fees increased $169,723 from $117,718 in 2018 to $287,441 in 2019.

Depreciation of property and equipment increased $7,154 from $5,473 in 2018 to $12,627 in 2019.

Amortization of intangible assets increased $142,093 from $0 in 2018 to $142,093 in 2019.

Reimbursed expenses increased $242,585 from $0 in 2018 to $242,585 in 2019.

Other operating expenses increased $426,053 from $241,044 in 2018 to $667,097 in 2019. The increase was due largely to higher commission fees, supplies expense and office expense in 2019 compared to 2018.

Net loss increased $480,193 from $4,112,277 in 2018 to $4,592,470 in 2019. The increase was due to the $2,612,193 increase in total operating expenses offset by the $690,234 decrease in other expense – net, the $2,084 increase in provision for income taxes and the $1,443,850 increase in gross profit.

Liquidity and Capital Resources - Fiscal Year Ended December 31, 2019

At December 31, 2019, the Company had cash and cash equivalents of $46,540 and a working capital of $2,881,147. Cash and cash equivalents decreased $761,207 from $807,747 at December 31, 2018 to $46,540 at December 31, 2019. For the year ended December 31, 2019, $3,312,495 was provided by financing activities, $2,413,420 was used in operating activities, and $1,660,282 was used in investing activities.

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Results of Operations - Fiscal Quarter Ended June 30, 2020

Three months ended June 30, 2020 compared with three months ended June 30, 2019.

Revenues decreased $428,495 from $633,579 in 2019 to $205,084 in 2020. The decrease was due to the impact of the COVID-19 outbreak.

Cost of product sales decreased $251,159 from $299,204 in 2019 to $48,045 in 2020 due to the reduction in sales caused by the Covid-19 outbreak.

Officers and director’s compensation and payroll taxes decreased $447,056 from $829,138 in 2019 to $382,082 in 2020. The 2019 expense amount ($829,138) includes additional stock-based compensation of ($336,882) pursuant to their respective employment agreements and related payroll taxes ($10,968). The 2020 expense amount ($382,082) includes additional stock-based compensation of ($30,000) pursuant to their respective employment agreements and related payroll taxes ($6,923).

Consulting fees decreased $220,721 from $427,335 in 2019 to $206,614 in 2020. The 2019 expense amount ($427,335) includes stock-based compensation of $388,138, resulting from stock issued for the service of consultants. The 2020 expense amount ($206,614) includes stock-based compensation of $181,764, resulting from stock issued for the service of consultants.

Advertising expense increased $13,831 from $127,374 in 2019 to $141,205 in 2020.

Hosting expense decreased $1,674 from $7,467 in 2019 to $5,793 in 2020.

Rent expense increased $28,562 from $484 in 2019 to $29,046 in 2020.

Professional fees increased $60,778 from $74,180 in 2019 to $134,958 in 2020.

Depreciation of property and equipment decreased $7,524 from $11,532 in 2019 to $4,008 in 2020.

Amortization of intangible assets increased $142,226 from $4,966 in 2019 to $147,192 in 2020.

Reimbursed expenses decreased $14,800 from $35,474 in 2019 to $20,674 in 2020.

Other operating expenses decreased $46,774 from $251,714 in 2019 to $204,940 in 2020.

Net loss decreased $249,066 from $1,437,491 in 2019 to $1,188,425 in 2020. The decrease was due to the $493,152 decrease in total operating expenses offset by the $66,475 increase in other expense – net, the $275 increase in provision for income taxes and the $177,336 decrease in gross profit.

Six months ended June 30, 2020 compared with six months ended June 30, 2019.

Revenues decreased $375,948 from $1,150,739 in 2019 to $774,791 in 2020. The decrease was due to the impact of the COVID-19 outbreak.

Cost of product sales decreased $392,163 from $561,757 in 2019 to $169,594 in 2020 due to the reduction in sales caused by the Covid-19 outbreak.

Officers and director’s compensation and payroll taxes decreased $253,933 from $1,274,688 in 2019 to $1,020,755 in 2020. The 2019 expense amount ($1,274,688) includes additional stock-based compensation of ($834,230) pursuant to their respective employment agreements and related payroll taxes ($9,586). The 2020 expense amount ($1,020,755) includes additional stock-based compensation of ($622,671) pursuant to their respective employment agreements and related payroll taxes ($25,052).

Consulting fees decreased $668,064 from $1,091,086 in 2019 to $423,022 in 2020. The 2019 expense amount ($1,091,086) includes stock-based compensation of $953,914, resulting from stock issued for the service of consultants. The 2020 expense amount ($423,022) includes stock-based compensation of $353,116, resulting from stock issued for the service of consultants.

Advertising expense increased $106,273 from $153,762 in 2019 to $260,035 in 2020.

Hosting expense increased $4,219 from $7,917 in 2019 to $12,136 in 2020.

Rent expense increased $109,308 from $12,344 in 2019 to $121,652 in 2020.

Professional fees increased $213,120 from $112,016 in 2019 to $325,136 in 2020.

Depreciation of property and equipment decreased $6,194 from $14,297 in 2019 to $8,103 in 2020.

Amortization of intangible assets increased $269,998 from $7,160 in 2019 to $277,158 in 2020.

Reimbursed expenses decreased $21,813 from $62,776 in 2019 to $40,963 in 2020.

Other operating expenses decreased $112,590 from $460,293 in 2019 to $347,703 in 2020.

Net loss decreased $294,973 from $2,610,005 in 2019 to $2,315,032 in 2020. The decrease was due to the $359,676 decrease in total operating expenses offset by the $79,693, increase in other expense – net, the $1,225 increase in provision for income taxes and the $16,215 increase in gross profit.

Liquidity and Capital Resources

At June, 2020, the Company had cash and cash equivalents of $390,201 and a working capital of $2,005,234. Cash and cash equivalents increased $343,661 from $46,540 at December 31, 2019 to $390,201 at June 30, 2020. For the six months ended June 30, 2020, $1,486,385 was provided by financing activities, $526,418 was used in operating activities, and $616,306 was used in investing activities.

The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

We currently have no commitments with any person for any capital expenditures.

We have no off-balance sheet arrangements.

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Trend Information

The novel coronavirus disease of 2019 (“COVID-19”) outbreak has affected the Company’s operations as set forth above. The full impact of the COVID-19 outbreak continues to evolve. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future, however, as a direct result of medical offices closure in our primary area of operations, our sales for second quarter are down approximately 60% year over year and quarter over quarter. Our expectation that as business open, and in particular medical offices, that our recovery will progress in sync with the speed of the business openings.

The Company presently has three operating divisions under its health and wellness umbrella.

1- Duramed Inc. is the Company’s durable medical device company focused on a doctor/patient device rental model that is insurance reimbursable via no-fault insurers. The device is a doctor prescribed, FDA approved portable ultrasound device that relieves pain and swelling and aids in post-surgical healing. The Company intends to expand this current business model into Medicare and Workman’s Compensation arenas. Additionally, the Company is looking to expand its product offerings for the medical community with braces and other post-surgical medical devices. The majority of the current inventory of devices is deployed at medical offices primarily in the Tri-State area of New York. Due to the recent COVID-19 outbreak, elective surgeries are not being performed in New York and this has caused a decrease in our medical device rentals. Nonetheless, once doctors are allowed to resume their surgeries and medical practices, the device rental business is expected to recover quickly. Duramed, now in its second year of operation, has honed its local sales and patient model and is primed for a regional rollout with an expanded tech-sales and support staff.

2- Pure Health Products, in operation since 2017, was acquired by the Company in December 2018. This research and development (“R&D”) laboratory and production facility is a fully functional developer and manufacturer of a line of products containing CBD. The facility is built in a “clean-room” sanitary environment for all storage, R&D and production. We plan to seek current Good Manufacturing Practices (“GMP”) certification. GMP certification can prove an organization’s management capabilities in product quality and safety assurance and can reduce risks in product quality and safety. We believe that achieving GMP certification will enhance our brand image, grants us more legitimacy within the industry, and set us apart from our competitors. PHP regularly sources its raw materials, and uses its own isolate extracted from its own hemp biomass, in the production of its CBD products. In March 2020, the Company purchased 100% of Green Grow Farms, Inc., which has a New York hemp cultivation license and currently grows its own hemp, making PHP’s operations fully vertically integrated. PHP has a complete line of CBD tinctures, salves, topicals and related products produced under various specialty branded lines including Seven Chakras (the spa line), Nu Wellness (the pharmacy line), Canbiola (the medical office line), Pure Leaf Oil (the retail line), as well as various custom manufacturing products for private label customers. While PHP has sufficient raw materials in house for several months of production, the COVID-19 outbreak has caused a reduction in sales and caused the manufacturing plant to ship orders but pause production.

3- The third division is Lifestyle Brands, which includes specialty product distribution, license of lifestyle brands, and development of new innovative CBD and non-CBD opportunities. The recently announced product offerings include CanB Superfoods, one of the Company’s non-CBD wellness products. CanB Superfoods is a powdered protein mix packed with a high volume of whole, raw superfoods, a smooth chocolate flavor derived from organic raw cacao that can be used as a meal-replacement or snack. The protein mix is non-GMO, vegan, gluten-free and contains goji berry, raw cacao, maca, hemp protein, lecithin, chia seed, flaxseed, green tea, yerba mate, pea protein, banana & vegan probiotics. Additionally, the Company has signed an exclusive license agreement with Lifeguard Licensing Corp. for the well-known Lifeguard ™ Brand name and logo for development and sale of both a CBD and non-CBD line of products. The wellness products will include lip care products such as balms, moisturizers, cold-sore, and topical pain relief products such as salves, sprays, and gels for sunburn relief, rashes, abrasions, and similar products. Consumable products may include energy shots, gummy bears and candy, and beverages such as fruit-based drinks, protein type drinks, carbonated type drinks, and similar. Furthermore, the Company is pursuing new line of Women’s Shave Club products as well as additional branded license opportunities. Development of our Lifestyle Brands has been slowed by the COVID-19 outbreak due to factors such as staff working from home. The Company also believes the peak sale season of its Lifeguard branded products has passed since the Lifeguard line focuses primarily on sun protective products such as sunscreen and lip balms with SPF and the United States is expected to be coping with the COVID-19 outbreak into the summer. Nonetheless, the Company’s management is utilizing the time to better prepare for our selling strategy and coordinating with our manufacturing facilities to give them ample time for production and distribution for a future rollout.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. Our directors and executive officers as of July 8, 2020 are as follows:

Name	Position	Age	Term of Office
Marco Alfonsi	CEO, Director, Chairman	58	May 14, 2015 – Present
Stanley L. Teeple	CFO, Secretary, Director	72	October 21, 2018 – Present
Andrew Holtmeyer	VP of Business Development	59	February 14, 2018 – Present
Philip Scala	Interim COO	68	October 10, 2019 - Present
Frederick Alger Boyer Jr.	Independent Director	50	October 10, 2019 - Present
Ronald A. Silver	Independent Director	84	October 10, 2019 - Present
James F. Murphy	Independent Director	72	October 10, 2019 - Present
Pasquale Ferro	President of PHP	57	December 31, 2018 - Present
David Posel	COO of PHP	41	February 12, 2018 - Present

Marco Alfonsi, CEO and Chairman of the Board of Directors, has been a financial service professional for the past 20 years. Mr. Alfonsi was appointed director and CEO of the Company in or around January 2015. Immediately prior to that, he spent eight years serving as the CEO of Prosperity Systems, Inc. Prosperity specializes in the development and commercialization of cloud based platforms for managing business functions online.

Throughout his career, Mr. Alfonsi was directly and indirectly involved in raising over $100 million dollars for small and medium sized business. Prior to his involvement in the financial services industry, Mr. Alfonsi has owned, operated, financed and sold several businesses. Mr. Alfonsi successfully started and managed two companies (ExecuteDirect.com, an online direct trading company, and Bakers Express of New York, Inc., a bakery business), and held senior management positions with a number of financial institutions, including: Global American Investments, Clark Street Capital and Basic Investors.

Stanley L. Teeple, CFO, Secretary, and Director, was engaged from 2017-2018 with Solis Tek, Inc., now known as Generation Alpha, Inc. (OTCQB:GNAL), a California based publicly traded corporation, as Senior Vice President, Corporate Secretary, and Chief Compliance Officer. Generation Alpha, Inc., a NV corporation, is a developer of lighting and nutrient products, and cultivation and processing for the cannabis industry. Previously, from 2015-2016 Mr. Teeple was Chief Financial Officer and Secretary for Zonzia Media, Inc. (OTC:ZONX), a provider of streaming video and content to cable subscribers and hotel networks throughout the eastern US. From 2008 to 2014 Mr. Teeple was Chief Financial Officer and Secretary of Indigo-Energy, Inc. (OTC:IDGG) a publicly traded company in the oil and gas exploration business. Over the prior three plus decades Mr. Teeple through his turnaround consulting business, Stan Teeple, Inc., has held numerous senior management positions in several public and private companies across a broad spectrum of industries. Additionally, he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He operated his consulting business on a project-to-project basis and holds various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity and corporate compliance in a regulatory environment.

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Phil Scala, Interim Chief Operating Officer, has a 40 year career offering unique expertise in delivering the information needed to make informed decisions, whether in times of crisis or in the course of simply running our business, which is highlighted by his 29 years of service with the Federal Bureau Investigation. Throughout his 29-year career with the FBI, he worked, supervised and lead investigations on nearly every type of federal crime, including securities fraud, white collar crime, money laundering, tax violations, narcotics, racketeering, homicide, violent crime, kidnappings, and public corruptions. Mr. Scala has been the recipient of numerous commendations and awards for outstanding service, notably the FBI Shield of Bravery, as a group commendation, as the SWAT team leader of the Al-Qaeda Bomb Factory Raid, on June 3, 1993.

Mr. Scala was assigned to the Criminal Division of the New York Office. He served in numerous assignments within the Organized crime branch and was sent to the Defense language Institute in Monterey, California to gain proficiency in the Italian/ Sicilian languages. From 2003-2008, Mr. Scala, developed and implemented the NY Office’s Leadership Development Program, which assisted relief supervisors develop excellence in leadership through mentoring, journalizing, “Best Practice” experiences, and accountability tools. The program was designed to be continuous, progressive, and measurable in assisting the FBI leaders maximize their leadership potential throughout their careers.

Mr. Scala received his Bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University.

Pasquale Ferro (“Pat” to his friends and co-workers), President of Pure health Products LLC, built Pure Health Products from the ground up inside a vacant warehouse including all mechanical, electrical, environmental, regulatory, and lab-quality specifications. Right out of school Pat began a career in real estate development both on the retail and commercial side of the business. Pat formed a company that would take new or distressed buildings (or anything in-between) and rehab and repair the facilities so they were commercially viable and move-in ready. During the course of this career Pat was often in charge of multiple work crews, union and non-union, for work in demolition, construction, plumbing, electrical, grounds crew and other professionally skilled tradesmen required to complete a building project.

Pat had his first foray into the manufacturing process in 2015 when he started Pure Health Products, LLC, which he developed into a regional research laboratory, new product development resource, and full-on production facility capable of producing capsules, tinctures, drops, salves, tablets and other products for the supplement and custom label community. Later in 2015, Pat connected with Marco Alfonsi, CEO of the Company, and became the production facility for all of the Company’s CBD based products. In late 2018, Pat sold Pure Health Products to the Company and became the President of that wholly-owned facility which he operates and manages today under a long term employment services agreement.

Andrew Holtmeyer, Vice President of Business Development, started his business career in the financial services sector. During his 20 year career on Wall Street, Mr. Holtmeyer worked at and built several investment firms that employed hundreds of salesmen. During the last 5 years of his career, he concentrated mostly on investment banking. After leaving the financial sector, Mr. Holtmeyer started a highly successful consulting firm, which concentrated on raising capital for small to mid-sized companies that were both private and public. After selling his consulting business, Mr. Holtmeyer started a very successful real estate business which is now run by his family.

David Posel, COO of Pure Health Products, LLC, served as the Company’s COO during 2018, when the Company’s operations were limited to its contractual arrangement with Pure Health Products. After the Company acquired PHP directly, Mr. Posel was transitioned to COO of PHP.

Frederick Alger Boyer, Jr., Independent Director, is President & CEO of Advance Care Medical, Inc., a vertically integrated healthcare network that bridges the gap between urgent/family care and the traditional hospital system by creating Comprehensive Care Centers™. Mr. Boyer has over 25 years of Wall Street experience having worked on both the investment side as well as the banking side of the business. Most recently he served as Head of Equities for the New York based investment bank H.C. Wainwright & Co., one of the country’s oldest and most trusted financial institutions, where he had overseen efforts in capital markets, sales, and trading. Prior to that he worked and or supervised teams at Rodman & Renshaw (a brokerage company), Oppenheimer & Co., Inc. (an investment bank and financial services company), Piper Jaffray (an investment bank and institutional securities firm), and Credit Suisse (a financial services company) in New York, San Francisco, and Minneapolis. In his various roles he has advised hundreds of companies in their financing efforts both publicly and privately. Mr. Boyer has numerous securities licenses and is a graduate of the University of California at Berkeley.

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Ronald A. Silver, Independent Director, was first elected to the Florida House of Representatives In 1978 and continued his tenure in that body until 1992. While in the Florida House, Silver served in major positions including Majority Whip (1984-1986) and Majority Leader (1986-1988). He also chaired various committees including the Select Committee on Juvenile Justice, Criminal Justice, Ethics and Elections and the subcommittee of Appropriations on General Government. He was then elected to the Florida Senate in 1992 and subsequently re-elected, serving as the Majority (Democratic) leader for the 1994 session. During his last term in the Senate he was designated by both the House and Senate as the Dean of the Legislature recognizing his standing as the longest serving member. His career as a lawmaker has yielded a vast and extensive knowledge of public policy issues and the legislative process, allowing him to be an advocate and servant for his diverse community. Throughout his tenure in the House and Senate, Mr. Silver has been known to tackle tough issues, transcend partisanship and build strong coalitions and in addition served on the Judiciary committee, which heard all condominium issues. As Senator, he served on a variety of committees, and was chairman of both the Appropriations Subcommittee on Health and Human Services and Criminal Justice. His career in the Senate has earned praise from his colleagues, in both the legislature and other branches of government throughout the nation. In 1993 Mr. Silver was elected Chairman of the Southern Legislative Conference (17 Southern States) of the Council of State Governments. Most recently, a new prescription drug plan of Medicare-eligible senior citizens in the State of Florida has been named “Silver Saver” in his honor. Since his retirement from the Senate in 2002, Mr. Silver also functions as President of his own consulting firm (Ron Silver & Associates) and maintains his law practice in Miami Beach, Florida. Mr. Silver is married with two children and three grandchildren.

James F. Murphy, Independent Director, brings more than 40 years of investigative and consulting experience as the Founder and President of Sutton Associates, a global investigative and research firm. From 1980 to 1984, Mr. Murphy was an Assistant Special Agent in Charge with the Federal Bureau of Investigation, responsible for a territory encompassing more than seven million people. His investigative specialties included organized crime, white-collar crime, labor racketeering and political corruption. From 1976 to 1980, Mr. Murphy was assigned to the Office of Planning and Evaluation at FBI headquarters, Washington, D.C. In this capacity, he evaluated and recommended changes in the FBI’s administrative and investigative programs. Since entering the private sector in 1984, Mr. Murphy has advanced the industry by developing systematic and professional protocols for performing due diligence, as well as other investigative services.

Board Committees

We have not yet established an audit committee, compensation committee, or nominating committee. During 2019, the functions ordinarily handled by these committees were handled by our entire Board of Directors.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us during the previous two fiscal years, as of December 31, 2019.

Executive Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non- equity incentive plan comp.	Non- qualified deferred comp. earnings	All other comp.	Total
Marco Alfonsi(1)	2018	$104,500	$0	$0	$0	$0	$0	$0	$104,500
	2019	$180,000	$0	$0	$0	$0	$0	$0	$180,000
Stanley L. Teeple(2)	2018	$45,000	$0	$144,500	$118,200	$0	$0	$0	$307,700
	2019	$180,000	$0	$372,667	$0	$0	$0	$0	$552,667
Andrew Holtmeyer(3)	2018	$118,400	$0	$1,169,658	$0	$0	$0	$0	$1,288,058
	2019	$180,000	$0	$105,485	$0	$0	$0	$0	$285,485
David Posel (4)	2018	$60,000	$0	$58,720	$0	$0	$0	$0	$118,720
	2019	$60,000	$0	$64,355	$0	$0	$0	$0	$124,355
Pasquale Ferro (5)	2019	$180,000	$0	$527,425	$0	$0	$0	$0	$707,425
Johnny Mack PhD (6)	2019	$31,154	$0	$89,513	$192,000	$0	$0	$0	$312,667
Phil Scala (7)	2019	$7,500	$0	$0	$0	$0	$0	$0	$7,500

(1) Pursuant to an employment agreement entered on or around May 14, 2015, Marco Alfonsi was entitled to receive compensation of $6,000 per month through September 31, 2017 when the contract expired. On or around October 3, 2017, the Company entered into a new employment agreement with Mr. Alfonsi whereby he was entitled to receive $10,000 per month for a period of three years. Mr. Alfonsi also received one share of Series A Preferred Stock upon his execution of the new agreement. In addition, on or around October 4, 2017, the Company authorized the issuance of an additional two shares of Series A Preferred Stock to Mr. Alfonsi in consideration for cancellation of approximately $120,000 of deferred income owed to Mr. Alfonsi. The Company entered into a new employment agreement dated October 21, 2018 Mr. Alfonsi, pursuant to which Mr. Alfonsi agreed to continue to serve as the Company’s Chief Executive Officer (“CEO”) and accept appointment as Chairman of the Board of Directors (“Chairman”) for an initial term of four (4) years. He is entitled to receive $15,000 per month and other compensation under the new agreement.

(2) Pursuant to an employment agreement entered on or around October 15, 2018, Mr. Teeple serves as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The agreement also provides for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock upon execution of the agreement. The fair value of the Series A preferred share is $578,000 and has a vesting period of four years. An additional share of Series A Preferred Stock was issued in April 2019 per the agreement. The fair value of the Series A Preferred share issued in April 2019 is $992,250 and has a vesting period of three years. In 2019 and 2018, the amortized portion of Series A preferred shares is $372,667 and $144,500, respectively.

(3) On February 16, 2018, the Company executed an Executive Service Agreement (“Holtmeyer Agreement”) with Andrew W Holtmeyer. The Holtmeyer Agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 3 years. The Holtmeyer Agreement also provides for compensation to Mr. Holtmeyer of $10,000 cash per month and the issuance of 3, 2 and 1 share of Series A Preferred Stock at the beginning of each year. On December 29, 2018, this Holtmeyer Agreement was terminated due to the execution of a new Holtmeyer Employment Agreement with Andrew W Holtmeyer. The Holtmeyer Employment Agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 4 years. The Holtmeyer Employment Agreement also provides for compensation to Mr. Holtmeyer of $15,000 cash per month and the issuance of 820 (post split) shares of common stock upon signing of the agreement. In 2018, the Company issued 5 shares of Series A preferred shares valued at $3,910,000. In 2019 and 2018, the amortized portion of Series A preferred shares is $105,485 and $1,169,658, respectively.

(4) On February 12, 2018, the Company executed an Executive Service Agreement (“Posel Agreement”) with David Posel. The Posel Agreement provides that Mr. Posel serves as the Company’s Chief Operating Officer for a term of 4 years. The Posel Agreement also provides for compensation to Mr. Posel of $5,000 cash per month and the issuance of 1 share of Series A Preferred Stock at the inception of the Posel Agreement. In the fourth quarter of 2018, the Posel Agreement was terminated due to the execution of a new Employment Agreement between Pure Health Products, LLC and David Posel, pursuant to which Mr. Posel agreed to serve as PHP’s Chief Operating Officer. The fair value of the Series A preferred Stock is $373,000 and has a vesting period of four years. In 2019 and 2018, the amortized portion of Series A preferred Stock related to Mr. Posel’s service as an executive is $64,355 and $58,720, respectively.

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(5) On December 28, 2018, the Company executed an Executive Service Agreement (“Ferro Agreement”) with Pasquale Ferro. The Ferro Agreement provides that Mr. Ferro serves as the President of Pure Health Products, LLC for a term of 4 years. The Ferro Agreement also provides for compensation to Mr. Ferro of $15,000 cash per month and the issuance of 5 shares of Series A Preferred Stock upon execution of the Ferro Agreement. The fair value of the Series A preferred shares is $2,109,700 and has a vesting period of four years. In 2019, the amortized portion of Series A preferred stock is $527,425.

(6) On July 10, 2019, the Company executed an Executive Service Agreement (“Mack Agreement”) with Johnny J. Mack. The Mack Agreement provides that Mr. Mack serves as the Chief Operating Officer for a term of 90 days. The Mack Agreement also provided for compensation to Mr. Mack of $7,500 cash per month and the issuance of 13,334 shares of common stock within 30 days of execution of the Mack Agreement. The fair value of the common shares was $89,513. On September 10, 2019, the Company executed a Mack Executive Service Agreement (“Second Agreement”) with Mr. Mack. The Second Agreement provides that Mr. Mack serves as the Chief Operating Officer for a term of 1 year. The Second Agreement also provides for compensation to Mr. Mack of $15,000 per month and the option to receive a total of 106,667 options (“Options”) to purchase shares of the Company’s common stock, with 26,667 Options vesting on the effective date and additional tranches of 26,667 Options vesting on each of the first, second, and third anniversaries of the Effective Date. On October 4, 2019, Mr. Mack resigned and is no longer with the Company. *Numbers have been adjusted to account for the Company’s reverse split.

(7) On October 11, 2019, the Company executed an Executive Service Agreement (“Scala Agreement”) with Phil Scala. The Scala Agreement provides that Mr. Scala serves as the Interim Chief Operating Officer for a term of 90 days. The Scala Agreement also provides for compensation to Mr. Scala of $2,500 cash per month. The Scala Agreement renews for additional 90-day periods unless terminated by either party. The Scala Agreement otherwise contains standard covenants and conditions.

On or around July 28, 2020, shareholders holding a majority of the Company’s voting stock approved an incentive stock plan titled the Can B̅ Corp. 2020 Incentive Stock Option Plan (the “Plan”). The Plan will be administered by the Board of Directors, or, in the Board’s sole discretion, our compensation committee, once established . Notwithstanding the foregoing, the compensation committee, or if no compensation committee has been appointed, the Board of Directors, may delegate administration of the Plan to a committee or committees of one or more members of the Board of Directors. Unless otherwise noted or unless the context otherwise requires, the term “Committee” refers to the applicable person or persons managing the Plan. Subject to adjustment from time to time as provided in the Plan, a maximum of Two Thousand (2,000) shares of Preferred Stock and Ten Million (10,000,000) shares of Common Stock shall be available for issuance under the Plan.

The Committee may grant awards under the Plan (“Awards”) in the form of Options, Stock Appreciation Rights, shares of the Company’s common stock (“Common Stock”), shares of the Company’s Series C Preferred Stock (“Series C Stock”), cash-based awards or other incentive payable in cash or property, or a combination of the foregoing, as may be designated by the Committee from time to time. An Award may be granted to any employee, officer or director of the Company or any of its subsidiaries (each, a “Related Company”) whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. There are currently no specific performance goals or other criteria pursuant to which Awards may be granted under the Plan. No named executive officer has unexercised outstanding awards under the Plan.

The following table sets for the benefits or amounts that are anticipated be received by, or allocated to, our executive officers, key employees, and non-executive directors, pursuant to the Plan in the near future:

Name and position	Number of Series C Shares
Marco Alfonsi, CEO, Director	200
Stanley L. Teeple, CFO, Secretary, Director	200
Phil Scala, Interim COO	8
Pasquale Ferro, President of Pure Health Products	200
Steven Apolant, President of Green Grow Farms, Inc.	200
Executive Group [5 persons]	808
Non-Executive Director Group	3

No director has received cash compensation for their directorship. During the fiscal year 2019, the five (5) members of our Board of Directors received, as a group, options to purchase an aggregate of 30,000 post-split common shares of the Company. It should be noted that Messrs. Alfonsi and Teeple are directors of the Company and received additional compensation for services rendered as executive officers. We do not have a compensation committee and compensation for our directors and officers is determined by our Board of Directors.

We reimburse non-employee directors for actual out-of-pocket costs incurred to attend board meetings. No additional compensation is paid for attendance in person or by telephone at board meetings.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of August 31, 2020, of our common stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

There were 3,840,053 shares of common stock outstanding as of August 31, 2020, and 20 shares of Series A preferred stock issued and outstanding, which in aggregate represent 1,333,340 votes and are convertible into approximately 666,680 shares of common stock at any time. As of August 31, 2020, the Company had no shares of Series B Preferred Stock or Series C Preferred Stock issued or outstanding. There was a total of approximately 5,173,393 votes eligible to be cast in any Company vote as of August 31, 2020.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

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Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 960 South Broadway, Suite 120, Hicksville, NY 11801.

Name	Title	Number of Common Shares	% of Common Shares	Number of Series A Preferred Shares	% of Series A Preferred Shares	% of Eligible Votes	Number of Warrants currently exercisable or exercisable in the next 60 days
Marco Alfonsi [1]	CEO, Director	197,998	5.16%	5	25%	10.27%	0
Stanley L. Teeple [2]	CFO, Director	13,861	0.36%	4	20%	5.42%	0
David Posel [3]	COO of Pure Health Products	0	0%	1	5%	1.29%	0
Pasquale Ferro [4]	President of Pure Health Products	104,602	2.72%	5	25%	8.47%	0
Phil Scala [5]	Interim COO	4,484	0.12%	0	0%	0.09%	0
Frederick Alger Boyer Jr. [6]	Independent Director	10,000	0.26%	0	0.00%	0.19%	0
Senator Ron Silver [7]	Independent Director	16,668	0.43%	0	0.00%	0.32%	0
James F. Murphy [8]	Independent Director	10,000	0.26%	0	0.00%	0.19%	0
All officers and directors as a group [8 persons]		357,613	9.31%	15	75%	26.24%	0
Andrew Holtmeyer [9]	VP of Business Development	3,695	0.10%	5	25%	6.51%	0

(1)	Marco Alfonsi owns approximately 197,998 shares of common stock and 5 shares of Series A preferred stock, which are convertible into 166,670 shares and equal 333,335 votes. Prior to October 29, 2015, Mr. Alfonsi owned 270,000 shares of the Company’s common stock, at which time it was agreed that he would retire 166,666 shares of common stock for 5 shares of Series A Preferred Stock. In addition to the listed shares, five adult members of Mr. Alfonsi’s family hold an aggregate of 42,343 shares of common stock, which shares have not been included in the above calculations. *Numbers have been adjusted to account for the Company’s reverse stock split.

(2)	Stanley L. Teeple owns approximately 3,861 shares of common stock, options to purchase an additional 10,000 common shares, and 4 shares of Series A preferred stock, which are convertible into 133,336 shares and equal 266,668 votes.

(3)	David Posel owns 0 shares of common stock and 1 shares of Series A preferred stock, which is convertible into 33,334 shares and equals 66,667 votes.

(4)	Pasquale Ferro owns 69,119 common shares jointly with his wife and 35,483 common shares individually. Mr. Ferro holds 5 shares of Series A Preferred stock individually, which are convertible into 166,670 common shares and equal 333,335 votes. Mr. Ferro is the President of Pure Health Products, LLC, a wholly owned subsidiary of the Company. In addition to the listed shares, a member of Mr. Ferro’s family holds 8,335 shares of common stock, which shares have not been included in the above calculations

(5)	Phil Scala owns approximately 2,817 shares of common stock and options to purchase 1,667 common shares.

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(6)	Frederick Alger Boyer Jr. holds options to purchase 10,000 common shares of the Company.

(7)	Ron Silver holds options to purchase 10,000 common shares of the Company and 6,668 shares of common stock.

(8)	James F. Murphy holds options to purchase 10,000 common shares of the Company.

(9)	Andrew Holtmeyer owns approximately 3,695 shares of common stock and 5 shares of Series A preferred stock, which are convertible into 166,670 shares and equal 333,335 votes.

The above table is based upon information derived from our stock records. Except as otherwise indicated herein and under applicable community property laws, we believe that the beneficial owners of our common stock listed above have sole voting and investment power with respect to the shares shown.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled Executive Compensation of this prospectus), none of the following parties (each a “Related Party”) has, in our fiscal years ended 2017 and 2018, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any nominee for election as a director;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

LI Accounting Associates, LLC (“LIA”), an entity controlled by a relative of the Managing Member of PHP, is a vendor of CANB. At December 31, 2019, CANB did not have an account payable due to LIA. For the twelve months ended December 31, 2019, CANB had expenses to LIA of $10,750.

Pasquale Ferro, President of Pure Health Products LLC, manages the R&D and manufacturing of the Company products sold via other subsidiary companies. Mr. Ferro is also a substantial shareholder of the Company but receives no direct compensation from us other than outlined in his employment agreement.

During the twelve months ended December 31, 2019, we had products and service sales to related parties totaling $0.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws. Each of the foregoing documents has been filed as an exhibit to this prospectus.

Common Stock

We are authorized to issue 1,500,000,000 shares of common stock, Nil par value per share. As of August 31, 2020, there were approximately 3,840,053 shares of common stock issued and outstanding, held by approximately 198 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. Shareholders may take action by written consent.

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Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends to common shareholders since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, including 20 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, and 2,000 shares of Series C Convertible Preferred Stock. As of August 31, 2020, there were 20 shares of Series A Preferred Stock and no shares of Series B Preferred Stock or Series C Convertible Preferred Stock issued and outstanding.

On or around July 28, 2020, shareholders holding a majority of the Company’s voting stock approved an amendment to the certificate of designation for the Series A Preferred Shares. Once the amendment is filed, the Series A Preferred Shares will have the following rights and privileges: All Series A Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the liquidation or winding up of the Company, whether voluntary or involuntary, each holder of Series A Preferred stock may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of such Series A Shares on the applicable issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. The holders of Series A preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Each share of Series A Preferred Stock is entitled to 66,667 votes and may be converted into 33,334 shares of common stock. Par value for the Series A Preferred Shares will be $0.001.

Series B Preferred Stock ranks senior to all other stock of the Company. Series B holders are entitled to quarterly dividends in cash or shares of common stock. Series B stock is convertible into shares of common stock and the certificate of designation for the Series B Preferred Stock contains anti-dilution and penalty provisions relating to the conversion into common stock. For a complete description of the rights and privileges of Series B Preferred Stock, refer to the certificate of designation included herewith in Exhibit 3.1, which investors should carefully review. There are no outstanding shares of Series b Preferred Stock and the Company does not intend to issue any additional shares at this time.

Series C Convertible Preferred Stock ranks senior to all shares of Common Stock of the Company with respect to the preferences as to distributions of dividends and ranks pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. The holders of Series C preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Par value for the Series A Preferred Shares will be $0.001. Each share of Series C Convertible Preferred Stock is entitled to 25,000 votes and may be converted into 25,000 shares of Common Stock. No shares of Series c Preferred Stock have been issued, but it is intended that such stock will be issued under the Company’s incentive Plan and otherwise as compensation for certain service providers, including officers and directors of the Company.

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FINANCIAL STATEMENTS

CAN B̅ CORP. AND SUBSIDIARY

F-1

BMKR,LLP

Certified Public Accountants

1200 Veterans Memorial Hwy., Suite 350 Hauppauge, New York 11788	T 631 293-5000 F 631 234-4272 www.bmkr.com

Thomas G. Kober, CPA	Charles W. Blanchfield, CPA (Retired)
Alfred M. Rizzo, CPA	Bruce A. Meyer, CPA (Retired)
Joseph Mortimer, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Can B Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Can B Corp. (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $4,592,470 during the year ended December 31, 2019, and as of that date, had an accumulated deficit of $23,361,223. The Company is in arrears on accounts with certain vendor creditors which, among other things, cause the balances to become due on demand. The Company is not aware of any alternate sources of capital to meet such demands, if made.

As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

BMKR, LLP

We have served as the Company’s auditor since 2014.

Hauppauge, NY 11788

March 26, 2020

Member American Institute of Certified Public Accounts

Member Public Company Accounting Oversight Board

F-2

Can B̅ Corp. and Subsidiary

Consolidated Balance Sheets

	Year Ended December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$46,540	$807,747
Accounts receivable, less allowance for doubtful accounts of $0 and $0, respectively	1,251,609	39,172
Inventory	784,497	87,104
Note Receivable	24,268	-
Prepaid expenses - current	1,279,901	210,351
Total current assets	3,386,815	1,144,374

Property and equipment, at cost less accumulated depreciation of $116,555 and $20,248, respectively	1,075,242	59,619

Other assets:
Deposit - noncurrent	21,287	48,726
Prepaid expenses - noncurrent	1,179,929	2,365,719
Note receivable - noncurrent	-	19,389
Other receivable – noncurrent	58,206	-
Intangible assets, net of accumulated amortization of $202,521 and $0, respectively	1,056,562	-
Goodwill	55,849	55,849
Right-of-Use Asset, net of amortization of $6,280 and $0, respectively	96,980	-
Total other assets	2,468,813	2,489,683

Total assets	$6,930,870	$3,693,675

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	$226,467	$73,059
Accrued officers’ compensation	144,363	68,750
Other accrued expenses payable	61,557	43,778
Notes and loans payable	35,000	19,205
Current portion of lease liability	38,281	-
Total current liabilities	505,668	204,792

Non-current portion of lease liability	58,998	-

Total liabilities	564,666	204,792

Commitments and contingencies (Notes 14)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value: authorized 20 shares, issued and outstanding 20 and 18 shares, respectively	5,539,174	4,557,424
Series B Preferred stock, $0.001 par value: authorized 500,000 shares, issued and outstanding 0 and 499,958 shares, respectively	-	479
Common stock, no par value; authorized 1,500,000,000 shares, issued and outstanding 2,680,937 and 1,468,554 shares, respectively	23,113,077	16,624,557
Additional Paid-in capital	872,976	872,976
Additional Paid-in capital – Stock Options (Note 11)	202,200	202,200
Accumulated deficit	(23,361,223)	(18,768,753)
Total stockholders’ equity	6,366,204	3,488,883

Total liabilities and stockholders’ equity	$6,930,870	$3,693,675

See notes to consolidated financial statements.

F-3

Can B̅ Corp. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2019 and 2018

	2019	2018
Revenues
Product Sales	$2,304,303	$651,978
Service Revenue	1,200	16,625
Total Revenues	2,305,503	668,603
Cost of product sales	598,584	405,534
Gross Profit	1,706,919	263,069

Operating costs and expenses:

Officers and director’s compensation (including stock-based Compensation of $1,210,915 and $1,255,193, respectively	2,263,566	1,478,987
Consulting fees (including stock-based compensation of 1,858,837 and 1,524,107, respectively)	2,082,184	1,669,443
Advertising expense	333,441	84,316
Hosting expense	13,034	14,697
Rent expense	246,968	67,165
Professional fees	287,441	117,718
Depreciation of property and equipment	12,627	5,473
Amortization of intangible assets	142,093	-
Reimbursed Expenses	242,585	-
Other	667,097	241,044

Total operating expenses	6,291,036	3,678,843

Loss from operations	(4,584,117)	(3,415,774)

Other income (expense):
Loss on forgiveness of receivable from Pure Health Products	-	(85,827)
Loss of debt conversions	-	(1,299,369
Loss on stock issuance	-	(649,259)
Interest income	2,524	10,325
Income from derivative liability	-	1,591,137
Interest expense (including amortization of debt discounts of $0 and 176,497, respectively	(8,793)	(263,510)

Other income (expense) - net	(6,269)	(696,503)

Loss before provision for income taxes	(4,590,386)	(4,112,277)

Provision for income taxes	2,084	-

Loss and comprehensive loss	(4,592,470)	(4,112,277)

Net loss per common share - basic	(2.23)	(4.47)
Net loss per common share - diluted	(1.71)	(2.91)

Weighted average common shares outstanding –
Basic	2,058,525	920,089
Diluted	2,687,383	1,412,939

See notes to consolidated financial statements.

F-4

Can B̅ Corp. and Subsidiary

Consolidated Statements of Stockholders’ Deficiency

Years Ended December 31, 2018 and 2019

	Preferred Stock A		Preferred Stock B		Common Stock		Additional
	, no par value		, $0.001 par value		, no par value		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2017	8	$243,537	157,985	$150	751,908	$12,524,042	$149,850	$(14,647,476)	($1,729,897)

Issuance of Series A Preferred Stock in 2018 pursuant to employment and consulting agreement	13	4,441,690							4,441,690

Sale of Series B Preferred Stock in 2018			761,972	749			723,126		723,875

Issuance of common stock in 2018 for services rendered					64,486	656,306			656,306

Issuance of common stock in 2018 for Preferred B dividends					2,970	38,379		(9,000)	29,379

Issuance of common stock in 2018 in Satisfaction of debt and accrued interest					150,878	1,604,412		,	1,604,412

Issuance of common stock in 2018 for Warrant exercise					28,333	619,880			619,880

Issuance of common stock in 2018 in Satisfaction of accrued compensation					14,569	192,300			192,300

Issuance of common stock in 2018 for Acquisition of PureHealth, LLC					10,323	112,415			112,415

Issuance of stock options for retirement Of common shares					(10,000)	(101,400)	84,000		(17,400)

Issuance of stock options							118,200		118,200

Sale of common stocks in 2018					99,404	850,000			850,000

Issuance of common stock and retirement of Series A preferred stock In 2018	(3)	(127,803)			100,000	127,803			-

Issuance of common stock and retirement of Series B preferred stock In 2018			(419,999)	(420)	255,683	420			-

Net loss								(4,112,277)	(4,112,277)

Balance, December 31, 2018	18	$4,557,424	499,958	$479	1,468,554	$16,624,557	$1,075,176	$(18,768,753)	$3,488,883

Issuance of Series A Preferred Stock in 2019 pursuant to employment agreement	3	992,250							992,250

Issuance of common stock for retirement

of Series A Preferred Stock	(1)	(10,500)			33,333	10,500			-

Issuance of common stock for retirement of Series B Preferred Stock			(499,958)	(479)	250,131	479			-

Sale of common stock in 2019					379,555	3,296,700			3,296,700

Issuance of common stock in 2019 for acquisition of technology and licenses					68,580	648,655			648,655

Issuance of common stock in 2019 for acquisition of inventory					125,000	487,500			487,500

Issuance of common stock in 2019 for satisfaction of accrued salaries					2,227	54,340			54,340

Issuance of common stock in 2019 for services rendered					353,557	1,990,346			1,990,346

Net loss								(4,592,470)	(4,592,470)

	20	$5,539,174	-	$-	2,680,937	$23,113,077	$1,075,176	$(23,361,223)	$6,366,204

See notes to consolidated financial statements.

F-5

Can B̅ Corp. and Subsidiary

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Operating Activities:
Net loss	$(4,592,470)	$(4,112,277)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net of prepaid stock- based consulting fees	3,089,188	2,779,300
Loss on forgiveness of receivable from PHP	-	85,827
Loss on stock issuance	-	649,259
Loss on debt conversion	-	1,299,369
Debt issuance expense	-	14,000
Expense from derivative liability	-	(1,591,137
Depreciation of property and equipment	89,779	5,473
Amortization of intangible assets	142,093	-
Amortization of debt discounts	-	176,497
Bad debt expense	253,483	-
Changes in operating assets and liabilities:
Accounts receivable	(1,465,920)	(33,097)
Inventory	(209,893)	2,382
Prepaid expenses	(4,760)	-
Security deposit	27,439	(34,939)
Other receivable	(58,206)	-
Right-of-use asset	299
Accounts payable	153,408	(115,235)
Accrued officer’s compensation	144,363	85,900
Other accrued expenses payable	17,777	35,109

Net cash used in operating activities	(2,413,420)	(753,569)

Investing Activities:

Cash received from acquisition of PHP	-	404
Note receivable - current	(4,879)	-
Fixed assets additions	(1,105,403)
Intangible assets additions	(550,000)	(46,384)

Net cash used in investing activities	(1,660,282)	(45,980)

Financing Activities:
Proceeds received from notes and loans payable	35,000	155,000
Repayments of notes and loans payable	(19,205)	(123,231)
Proceeds from sale of common stock	3,296,700	850,000
Proceeds from sale of Series B preferred stock	-	723,875

Net cash provided by financing activities	3,312,495	1,605,644

(Decrease)Increase in cash and cash equivalents	(761,207)	806,095

Cash and cash equivalents, beginning of period	807,747	1,652

Cash and cash equivalents, end of period	$46,540	$807,747

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$2,084	$-
Interest paid	$8,793	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in acquisition of inventory	$487,500	$-

Issuance of common stock in acquisition of intangible assets	$648,655	$-

Amortization of prepaid issuance of common Stock for services rendered	$121,000	$-

Issuance of common stock in satisfaction of officer’s compensation	$68,750	$282,200

Issuance of common stock in conversion of Series A Preferred Stock	$10,500	$-

Issuance of common stock in retirement of Series B Preferred Stock	$479	$-

Issuance of common stock in satisfaction of debt	$-	$262,000

Issuance of common stock in acquisition of PHP	$-	$178,997

Cancellation of note receivable and accrued interest in exchange for service	$-	$19,611

Cancellation of note receivable and accrued interest in acquisition of PHP	$-	$85,827,25

Issuance of common stock in satisfaction of accrued interest	$-	$43,043

See notes to consolidated financial statements.

F-6

Can B̅ Corp. and Subsidiary

Notes to Consolidated Financial Statements

Year Ended December 31, 2019 and 2018

NOTE 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008. The Company is in the process of dissolving Prosperity. The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company’s durable equipment products, such as sam® units with CBD infused pads, are marketed and sold through its wholly-owned newly formed subsidiaries, Duramed Inc. (incorporated in or around November 2018) and DuramedNJ LLC (incorporated in or around May 2019) (collectively, “Duramed”). Duramed began operating on or about February1, 2019. The Company’s wholly-owned subsidiary, Radical Tactical LLC (“Radical Tactical”), formed May, 2019 provides the marketplace with millennium targeted product lines such as vapes, gums, and kratom. The Company’s hemp aggregation business is run through NY Hemp Depot LLC (the “Hemp Depot”), which was formed in or around July, 2019. The Company’s hemp farming business is run through Green Grow Farms, Inc. (“Green Grow Farms”), which was formed in August, 2019.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. The accompanying consolidated financial statements retroactively reflect these stock splits of March 6, 2020 for a 300:1 reverse split.

On May 15, 2017, WRAP changed its name to Canbiola, Inc. On March 6, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company” or “CANB” or “Can B” or “Registrant”).

Can B̅ specializes in the production and sale of a variety of hemp derived Cannabidiol (“CBD”) products such as oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates. Can B̅ is developing its own line of proprietary products as well as seeking synergistic value through acquisitions in the Hemp Industry. Can B̅ aims to be the premier provider of the highest quality hemp CBD products on the market through sourcing the very best raw material and developing a variety of products we believe will improve people’s lives in a variety of areas.

The Company also owns document management and email marketing platforms which it is seeking to sell or repurpose.

For the periods presented, the assets, liabilities, revenues, and expenses are those of CANB. Prosperity, Radical Tactical, NY Hemp Depot and Green Grow Farms had no activity for the periods presented. Financial information for PHP and Duramed in the periods have been consolidated with the Company’s financials.

NOTE 2 – Going Concern Uncertainty

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of December 31, 2019, the Company had cash and cash equivalents of $46,540 and a working capital of $2,881,147. For the years ended December 31, 2019 and 2018, the Company had net loss of $4,592,470 and $4,112,277, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by raising capital through sales of shares of its common stock. Also, the Company plans to expand its operation of CBD products to increase its profitability. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

F-7

NOTE 3 – Summary of Significant Accounting Policies

(a) Principles of Consolidation

The consolidated financial statements include the accounts of CANB and its wholly-owned subsidiaries, Pure Health Products, Duramed, Prosperity and Radical Tactical. All intercompany balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, notes and loans payable, accounts payable, and accrued expenses payable. Except for the noncurrent note receivable, the fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments. Based on comparable instruments with similar terms, the fair value of the noncurrent note receivable approximates its carrying value.

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(e) Accounts receivable

Accounts receivable are presented in the balance sheet net of the allowance for doubtful accounts. Accounts receivable are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers. Bad debt expense was $253,483 and $0 for the years ended December 31, 2019 and 2018.

F-8

(f) Inventory

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. Cost is principally determined using the first-in, first-out (FIFO) method.

(g) Prepaid expenses

Prepaid expenses include stock-based officer, employee and consulting compensation of $2,459,830 and $2,576,070 at December 31, 2019 and 2018, respectively. The Company’s policy is to record stock-based compensation as prepaids and expense over the term of employment and consulting agreements.

(h) Property and Equipment, Net

Property and equipment, net, is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to operations as incurred.

(i) Intangible Assets, Net

Intangible assets, net, are stated at cost less accumulated amortization. Amortization is calculated using the straight-line method over the estimated economic lives of the respective assets.

(j) Goodwill

The Company does not amortize goodwill, but instead tests for impairment at least annually. When conducting the annual impairment test for goodwill, the Company compares the estimated fair value of a reporting unit containing goodwill to its carrying value. If the estimated fair value of the reporting unit is determined to be less than its carrying value, goodwill is reduced, and an impairment loss is recorded.

(k) Long-lived Assets

The Company reviews long-lived assets held and used, intangible assets with finite useful lives and assets held for sale for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows associated with the asset is compared to the asset’s carrying amount to determine if a write-down is required. If the undiscounted cash flows are less than the carrying amount, an impairment loss is recorded to the extent that the carrying amount exceeds the fair value.

(l) Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts.

Private Label Customers, Global CBD, LLC and TZ Wholesale, are wholesale distributors of the Company’s product, under their own wholesale private label brand. The products are made to Company specifications and shipped directly to the wholesaler. The pricing is predicated upon a volume discount negotiated at the time of the placement of the orders. Product is produced and labeled in the Washington manufacturing facility and shipped directly to the Private Label customer who re-distributes to their retail and other customers. The products are fully paid when shipped.

F-9

Revenue from product sales is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred, and collectability is reasonably assured.

The Company’s Duramed Division provides a sam® Pro 2.0 medical device to patients through a doctor program whereby the physician evaluates the patients’ needs for medical necessity, and if determined that the device use would be beneficial, writes a prescription for the patient who signs a rental form, for a 35 day cycle for the unit, that is submitted to Duramed who bills the appropriate insurance company. The insurance company pays the invoice, or a negotiated amount via arbitration, and that revenue is reported as revenue when invoiced to the insurance carrier. The collected amount is reconciled with the invoice amount on a daily basis.

(m) Cost of Product Sales

The cost of product sale is the total cost incurred to obtain a sale and the cost of the goods sold, and the Company’s policy is to recognize it in the same manner as, and in conjunction with, revenue recognition. Cost of product sale primarily consisted of the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of our CBD products.

(m) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC718”) and ASC 505-50, “Equity – Based Payments to Non-Employees.” In addition to requiring supplemental disclosures, ASC 718 addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions.

In accordance with ASC 505-50, the Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached, or (2) the date at which the counterparty’s performance is complete.

Options and warrants

The fair value of stock options and warrants is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:

Risk-Free Interest Rate.

We utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards.

Expected Volatility.

We calculate the expected volatility based on a volatility index of peer companies as we did not have sufficient historical market information to estimate the volatility of our own stock.

Dividend Yield.

We have not declared a dividend on its common stock since its inception and have no intentions of declaring a dividend in the foreseeable future and therefore used a dividend yield of zero.

F-10

Expected Term.

The expected term of options granted represents the period of time that options are expected to be outstanding. We estimated the expected term of stock options by using the simplified method. For warrants, the expected term represents the actual term of the warrant.

Forfeitures.

Estimates of option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

(o) Advertising

Advertising costs are expensed as incurred and amounted to $333,441 and $84,316 for the years ended December 31, 2019 and 2018, respectively.

(p) Research and Development

Research and development costs are expensed as incurred. In the period ended December 31, 2019 and 2018, the Company spent $150,000 and $75,000 in research and development which was expenses as spent, respectively.

(q) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority. The Company believes that it has not taken any uncertain tax positions and thus has not recorded any liability.

(r) Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation. For the periods presented, the diluted net loss per share calculation excluded the effect of Series B preferred stocks and stock options outstanding (see Notes 9, 10 and 11).

(s) Recent Accounting Pronouncements

In 2016, the FASB issued ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees will be required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. Effective January 1, 2019, we adopted this new accounting guidance using the effective date transition method, which permits entities to apply the new lease standards using a modified retrospective transition approach at the date of adoption. As such, historical periods will continue to be measured and presented under the previous guidance while current and future periods subject to this new accounting guidance. Upon adoption we recorded a $100,681 right-of-use asset related to our one operating lease (see Note 14) and a $90,591 lease liability.

F-11

(t) Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. These reclassification adjustments had no effect on the Company’s previously reported net income.

NOTE 4 – Inventories

Inventories consist of:

	December 31, 2019	December 31, 2018
Raw materials	$708,239	$79,652

Finished goods	76,258	7,452
Total	$784,497	$87,104

NOTE 5 – Notes Receivable

Notes receivable consist of:

	December 31, 2019	December 31, 2018
Note receivable dated November 30, 2015 from Stock Market Manager, Inc, interest at 3% per annum due November 30, 2020	$19,389	$19,389

Note receivable dated February 8,2019 from an employee, weekly installments of $1,200 with interest at 8% per annum.	4,879	-

Total	24,268	19,389

Current portion of notes receivable	(24,268)	-
Noncurrent portion of notes receivable	$-	$19,389

F-12

NOTE 6 – Property and Equipment, Net

Property and Equipment, net, consist of:

	December 31, 2019	December 31, 2018

Furniture & Fixtures	$19,018	$19,018

Office Equipment	12,378	20,992

Manufacturing Equipment	355,016	46,384

Medical Equipment	783,782	-

Leasehold Improvements	21,603	-

Total	1,191,797	86,394

Accumulated depreciation	(116,555)	(26,775)

Net	$1,075,242	$59,619

NOTE 7 – Intangible Assets, Net

Intangible assets, net, consist of:

	December 31, 2019	December 31, 2018

Video conferencing software acquired by Prosperity in December 2009	$30,000	$30,000

Enterprise and audit software acquired by Prosperity in April 2008	20,000	20,000

Patent costs incurred by WRAP	6,880	6,880

Hemp license and technology	1,000,000	-

CBD technology	198,655	-

Other	3,548	3,548

Total	1,259,083	60,428

Accumulated amortization and Impairment	(202,521)	(60,428)

Net	$1,056,562	$-

The CBD related technology were purchased from Hudilab, Inc. (“HUDI”) and Seven Chakras, LLC (“Seven Chakras”) during the three months ended March 31, 2019. On January 14, 2019, the Company and PHP (collectively, the “buyer”) entered into a License and Acquisition Agreement (the “LAA”) with HUDI. Pursuant to the LAA, HUDI will sell the technology owned by it to the buyer in exchange for 25,000 shares of CANB common stock. On January 14, 2019, the shares were issued to the owner of HUDI and valued at $131,625. On January 31, 2019, PHP entered into an Asset Purchase Agreement (the “Chakras Agreement”) with Seven Chakras, LLC (“Seven Chakras”). Pursuant to the Chakras Agreement, PHP purchased the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ products containing cannabidiol (“CBD”), (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials (collectively, the “Assets”). On February 20, 2019, the Company issued 3,333 shares of CANB common stock valued at $17,030 to owners of Seven Chakras as additional consideration, along with the $50,000 cash payments, pursuant to the Chakras Agreement.

F-13

The hemp related license and technology purchased from Shi Farms during the three months ended September 30, 2019. Hemp Depot will contract with farmers in New York to grow hemp under a controlled program of specific strains, cultured feminized seeds, proven technology, and access to processing for their crop. NY Hemp Depot will amalgamate the cultivated off-take from the farmers, combine and fill “super-sacks” for shipping to the processing facility in Colorado to produce high-grade isolate or distillate for use in Can B’s manufacturing facility in Lacey WA.

The other intangible assets relate to the document management and email marketing divisions. Since December 31, 2017, the Company do not expect any future positive cash flow from these divisions. Accordingly, the net carrying value of these intangible assets was reduced to $0.

NOTE 8 – Notes and Loans Payable

Notes and loans payable consist of:

	December 31, 2019	December 31, 2018
Note payable to brother of Marco Alfonsi, Chief Executive Officer of the Company, interest at 10% per annum, due August 22, 2016 (now past due)	5,000	5,000

Note payable to Carl Dilley, a director of the Company, interest at 12.99% per annum, due February 1, 2021	-	10,899

Loan payable to McKenzie Webster Limited (“MWL”), non-interest bearing, due on demand.	-	3,000

Loan payable to Pasquale Ferro, interest at 12% per annum, due December 2020.	30,000	-

Total	$35,000	$18,899

NOTE 9 – Preferred Stock

Each share of Series A Preferred Stock is convertible into 33,334 shares of CANB common stock and is entitled to 66,666 votes.

Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

On January 22, 2018, the Company issued 87,368 shares of CANB Series B Preferred Stock to RedDiamond Partners LLC (“RedDiamond”) pursuant to an amended Securities Purchase Agreement dated January 9, 2018, in exchange for proceeds of $83,000, or $0.95 per CANB Series B Preferred share.

F-14

On February 12, 2018, the Company issued 1 share of CANB Series A Preferred Stock to David Posel pursuant to a service agreement. The fair value of the issuance is $373,000 and will be amortized over the vesting period of four years.

On February 16, 2018, the Company issued 3 shares of CANB Series A Preferred Stock to Andrew Holtmeyer pursuant to a service agreement. The fair value of the issuance is $1,020,000 and will be amortized over the vesting period of one year.

On February 16, 2018, the Company issued 87,368 shares of CANB Series B Preferred Stock to RedDiamond Partners LLC (“RedDiamond”) pursuant to an amended Securities Purchase Agreement dated January 9, 2018, in exchange for proceeds of $83,000, or $0.95 per CANB Series B Preferred share.

On March 20, 2018, the Company issued 87,368 shares of CANB Series B Preferred Stock to RedDiamond Partners LLC (“RedDiamond”) pursuant to an amended Securities Purchase Agreement dated January 9, 2018, in exchange for proceeds of $83,000, or $0.95 per CANB Series B Preferred share.

On April 13, 2018, April 25, 2018, May 3, 2018, June 19, 2018 and June 25, 2018, RedDiamond Partners converted its 10,000 shares, 10,000 shares, 10,000 shares, 15,000 shares and 10,000 shares of CANB Series B Preferred Stock to 4,290 shares, 4,290 shares, 4,290 shares, 11,818 shares, and 7,879 shares of CANB common stock, respectively.

On May 14, 2018, the Company issued 1 share of CANB Series A Preferred Stock to a consultant pursuant to a Consulting Agreement dated May 11, 2018. The $150,000 fair value of the issuance was partially charged to consulting fees in the three months ended September 30, 2018.

From July 24, 2018 to September 26, 2018, RedDiamond Partners converted aggregately 263,263 shares of CANB Series B Preferred Stock to 179,466 shares of CANB common stock.

On August 28, 2018, September 14, 2018 and September 19, 2018, the Company issued 36,842 shares, 105,263 shares, and 105,263 shares of CANB Series B Preferred Stock, respectively, to RedDiamond Partners LLC (“RedDiamond”) pursuant to an amended Securities Purchase Agreement dated January 9, 2018, in exchange for proceeds of $35,000, $100,000 and $100,000, respectively, or $0.95 per CANB Series B Preferred share.

From October 2, 2018 to November 7, 2018, RedDiamond Partners converted aggregately 101,736 shares of CANB Series B Preferred Stock to 43,649 shares of CANB common stock.

On October 23, 2018 and November 14, 2018, the Company issued 200,000 shares and 52,500 shares of CANB Series B Preferred Stock, respectively, to RedDiamond Partners LLC (“RedDiamond”) in exchange for proceeds of $190,000 and $49,875, respectively, or $0.95 per CANB Series B Preferred share.

On December 28, 2018, Marco Alfonsi converted 3 shares of CANB Series A Preferred Stock to 100,000 shares of CANB common stock.

On December 29, 2018 the Company issued 8 shares of CANB Series A Preferred Stock to three officers of the company (1 share to Stanley L. Teeple, 5 shares to Pasquale Ferro and 2 shares to Andrew Holtmeyer), pursuant to the employment agreements with them. The fair value of the issuance totaled at $4,624,000 and will be amortized over the vesting period of four years.

On January 28, 2019, the Company issued 33,333 shares of CANB common stock to a consultant of the Company in exchange for the retirement of 1 share of CANB Series A Preferred Stock.

From February 21, 2019 to March 12, 2019, the Company issued aggregately 67,405 shares of CANB common stock to RedDiamond in exchange for the retirement of 157,105 shares of CANB Series B Preferred Stock.

F-15

On May 28, 2019, the Company issued 3 shares of CANB Series A Preferred Stock to Stanley L. Teeple pursuant to the employment agreement with him. The fair value of the issuance totaled at $1,203,000 and will be amortized over the vesting period of four years.

On April 26, 2019, the Company issued 6,436 shares of CANB common stock to RedDiamond in exchange for the retirement of 15,000 shares of CANB Series B Preferred Stock.

On May 1, 2019, the Company issued 8,581 shares of CANB common stock to RedDiamond in exchange for the retirement of 20,000 shares of CANB Series B Preferred Stock.

On May 9, 2019, the Company issued 23,710 shares of CANB common stock to RedDiamond in exchange for the retirement of 55,263 shares of CANB Series B Preferred Stock.

On June 7, 2019, the Company issued 10,726 shares of CANB common stock to RedDiamond in exchange for the retirement of 25,000 shares of CANB Series B Preferred Stock.

On August 13, 2019, the Company issued 97,607 shares of CANB common stock to RedDiamond in exchange for the retirement of 227,590 shares of CANB Series B Preferred Stock.

On December 16, 2019, the Company issued 35,667 shares of CANB common stock to RedDiamond as agreed for the early retirement of CANB Series B Preferred Stock converted in August 2019.

NOTE 10 – Common Stock

On February 7, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $9,825 fair value of the 250,000 shares of CANB common stock was partially charged to consulting fees in the three months ended March 31, 2018.

On February 9, 2018, the Company issued 10,000 and 10,000 shares of CANB common stock to its two directors for services rendered, respectively. The $101,400 fair value of each 10,000 shares of CANB common stock was charged to directors fees in the three months ended March 31, 2018. The shares issued to one of the directors were converted to options at June 11, 2018 (see Note 11).

On February 13, 2018, the Company issued 500 shares of CANB common stock to a consultant for services rendered. The $5,085 fair value of the 500 shares of CANB common stock was partially charged to consulting fees in the three months ended March 31, 2018.

On February 14, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $8,500 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended March 31, 2018.

On February 19, 2018, the Company issued 500 shares of CANB common stock to a consultant for services rendered. The $5,280 fair value of the 500 shares of CANB common stock was partially charged to consulting fees in the three months ended March 31, 2018.

On February 26, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $11,375 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended March 31, 2018.

F-16

On March 1, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $10,900 fair value of the 833 shares of CANB common stock was charged to consulting fees in the three months ended March 31, 2018.

On March 20, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $6,500 fair value of the 833 shares of CANB common stock was charged to consulting fees in the three months ended March 31, 2018.

On April 13, 2018, April 25, 2018, May 3, 2018, June 19, 2018 and June 25, 2018, the Company issued 4,290 shares, 4,290 shares, 4,290 shares, 11,818 shares, and 7,879 shares of CANB common stock to RedDiamond in exchange for the retirement of 10,000 shares, 10,000 shares, 10,000 shares, 15,000 shares and 10,000 shares of CANB Series B Preferred Stock, respectively.

On May 9, 2018, the Company issued 417 shares of CANB common stock to a consultant for services rendered. The $1,812 fair value of the 417 shares of CANB common stock was partially charged to consulting fees in the three months ended June 30, 2018.

On May 29, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $5,000 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended June 30, 2018.

On May 31, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $4,600 fair value of the 833 shares of CANB common stock was charged to consulting fees in the three months ended June 30, 2018.

On June 4, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered.

The $5,750 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended June 30, 2018.

On June 11, 2018, the Company agreed to issue 9,165 shares of CANB common stock to a lender in satisfaction of notes payable of $15,000 and accrued interest payable of $4,246. The shares was issued at August 24, 2018.

On June 18, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $6,250 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended June 30, 2018.

On June 22, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $8,250 fair value of the 833 shares of CANB common stock was charged to consulting fees in the three months ended June 30, 2018.

From July 24, 2018 to September 26, 2018, the Company issued aggregately 179,466 shares of CANB common stock to RedDiamond in exchange for the retirement of 263,263 shares of CANB Series B Preferred Stock.

On July 31, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $3,225 fair value of the 833 shares of CANB common stock was charged to consulting fees in the three months ended September 30, 2018.

On August 9, 2018, Company received a conversion notice from a lender. As a result, 31,814 shares of CANB common stock was issued to the lender in satisfaction of notes payable of $50,000 and accrued interest payable of $7,266 at August 21, 2018.

On August 28, 2018, the Company issued 6,667 shares of CANB common stock to a consultant for services rendered. The $159,600 fair value of the 6,667 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

F-17

On September 6, 2018, the Company issued 1,000 shares of CANB common stock to a consultant for services rendered. The $16,500 fair value of the 1,000 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

On September 6, 2018, the Company issued 1,667 shares of CANB common stock to a consultant for services rendered. The $27,500 fair value of the 1,667 shares of CANB common stock was charged to consulting fees in the three months ended September 30, 2018.

On September 6, 2018, the Company issued 28,101 shares of CANB common stock to a lender in satisfaction of notes payable of $38,500 and accrued interest payable of $7,867.

On September 7, 2018, the Company issued 17,072 shares of CANB common stock to a lender in satisfaction of notes payable of $25,000 and accrued interest payable of $3,169.

On September 7, 2018, the Company issued 33,486 shares of CANB common stock to a lender in satisfaction of notes payable of $50,000 and accrued interest payable of $10,274.

On September 8, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $11,500 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

On September 10, 2018, the Company issued 1,667 shares of CANB common stock to a consultant for services rendered. The $19,950 fair value of the 1,667 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

On September 17, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $10,750 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

On September 18, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $13,725 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

On September 20, 2018, the Company issued 24,691 shares of CANB common stock to an investor pursuant to a Stock Purchase Agreement dated September 17, 2018, in exchange for proceeds of $200,000, or $8.10 per CANB common share.

On September 21, 2018, the Company issued 833 shares of CANB common stock to a consultant for services rendered. The $14,500 fair value of the 833 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

On September 25, 2018, the Company issued 6,667 shares of CANB common stock to a consultant for services rendered. The $97,400 fair value of the 6,667 shares of CANB common stock was partially charged to consulting fees in the three months ended September 30, 2018.

From October 2, 2018 to November 7, 2018, the Company issued aggregately 43,649 shares of CANB common stock to RedDiamond in exchange for the retirement of 101,736 shares of CANB Series B Preferred Stock.

From November 5, 2018 to December 28, 2018, the Company issued aggregately 7,083 shares of CANB common stock to multiple consultants for services rendered. The $80,665 fair value of the 7,083 shares of CANB common stock was partially charged to consulting fees in the three months ended December 30, 2018.

From December 3, 2018 to December 28, 2018, the Company issued aggregately 5,000 shares of CANB common stock to three board members for services rendered. The $62,342 fair value of the 5,000 shares of CANB common stock was charged to director fees in the three months ended December 30, 2018.

F-18

From December 3, 2018 to December 28, 2018, the Company issued aggregately 74,713 shares of CANB common stock to multiple investors pursuant to relative Stock Purchase Agreements dated on various dates, in exchange for total proceeds of $650,000.

On December 11, 2018, the Company issued 2,970 shares of CANB common stock to RedDiamond in satisfaction of dividend payable of $9,000.

On December 19, 2018, the Company issued 2,970 shares of CANB common stock to Auctus, LLC pursuant to a cashless exercise of stock options.

On December 21, 2018, Company received a conversion notice from a lender. As a result, 31,240 shares of CANB common stock was issued to the lender in satisfaction of notes payable of $83,500 and accrued interest payable of $10,221.

On December 21, 2018, Company issued aggregately 14,569 shares of CANB common stock to four officers of the Company in satisfaction of accrued compensation of $192,300.

On December 28, 2018, the Company issued 10,328 shares of CANB common stock for the acquisition of Pure Health Products, LLC.

On December 28, 2018, the Company issued 819 shares of CANB common stock to an officer of the Company pursuant to the Employment Agreement dated December 29, 2018 with Andrew Holtmeyer. The $10,371 fair value of the issuance was charged to stock-based compensation in the three months ended December 31, 2018.

On December 29, the Company issued 100,000 shares of CANB common stock to Marco Alfonsi in exchange for the return of 3 shares of CANB Series A Preferred Stock owned by Marco Alfonsi.

From January 4, 2019 to March 27, 2019, the Company issued aggregately 138,107 shares of CANB common stock to multiple investors pursuant to relative Stock Purchase Agreements dated on various dates, in exchange for total proceeds of $1,196,100.

On January 14, 2019, the Company issued 25,000 shares of CANB common stock to Hudilab, Inc. (“HUDI”), pursuant to a License and Acquisition Agreement for purchase of the technology owned by HUDI.

From January 18, 2019 to March 17, 2019, the Company issued aggregately 82,000 shares of CANB common stock to multiple consultants for services rendered.

From January 19, 2019 to March 27, 2019, the Company issued aggregately 3,893 shares of CANB common stock to employee and officers of the Company pursuant to employee agreement and in satisfaction of accrued compensation for the quarter ended March 31, 2019.

On February 5, 2019, the Company issued 6,667 shares to the owner of TZ Wholesale LLC, pursuant to a Memorandum of Understanding (the “MOU”) dated November 9, 2018.

On February 20, 2019, the Company issued 3,333 shares of CANB common stock to owners of Seven Chakras pursuant to the Chakras Agreement dated January 31, 2019.

From April 1, 2019 through June 30, 2019 the Company issued an aggregate of 51,706 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 13,916 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 4,615 shares of Common Stock under the terms of executive employment agreements.

F-19

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 86,207 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $750,000.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,061 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,333 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 16,000 shares of Common Stock under the terms of executive employment agreements.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 155,241 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $1,350,600.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 40,247 shares of CANB shares under the terms of the Joint Venture Agreement.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 122,258 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 14,167 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 5,000 shares of Common Stock under the terms of executive employment agreements.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 125,000 shares of CANB Common Stock under the terms of an inventory purchase agreement for total proceeds of $487,500.

NOTE 11 – Stock Options and Warrants

A summary of stock options and warrants activity follows:

	Shares of Common Stock Exercisable Into
	Stock
	Options	Warrants	Total
Balance, December 31, 2017	167	825	992
Granted in 2018	20,000	9,500	29,500
Cancelled in 2018	-	-	-
Exercised in 2018	-	(2,833)	(2,833)

Balance, December 31, 2018	20,167	7,492	27,659
Granted in Q1, Q2 & Q3 2019	56,667	-	56,667
Cancelled in Q1, Q2 Q3, & Q4 2019	(167)	-	(167)
Exercised in Q1, Q2 Q3, & Q4 2019	-	-	-

Balance, December 31, 2019	76,667	7,492	84,159

F-20

Issued and outstanding stock options as of December 31, 2019 consist of:

Year	Number Outstanding	Exercise	Year of
Granted	And Exercisable	Price	Expiration

2018	20,000	$0.30	2023
2019	56,667	$0.30	2022
	76,667

On June 11, 2018, the Company granted 10,000 options of CANB common stock to Carl Dilley, a former director of the Company, in exchange for the retirement of a total of 10,000 shares of CANB common stock from Carl Dilley. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire June 11, 2023. The value of the Stock Options ($84,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $8.40 share price, (ii) 5 years term, (iii) 262.00% expected volatility, (iv) 2.80% risk free interest rate and the difference between this value and the fair value of retired shares was expensed in the quarterly period ended June 30, 2018.

On October 21, 2018, the Company granted 10,000 options of CANB common stock to Stanley L. Teeple, an officer and Director of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 1, 2023. The values of the Stock Options ($118,200) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $11.82 share price, (ii) 5 years term, (iii) 221.96% expected volatility, (iv) 3.05% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2018

On September 9, 2019, the Company granted 26,667 options of CANB common stock to Johnny Mack, a former officer of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire September 9, 2022. The values of the Stock Options ($192,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $7.20 share price, (ii) 3 years term, (iii) 242% expected volatility, (iv) 1.46% risk free interest rate and the fair value of options was expensed in the quarterly period ended September 30, 2019.

On October 15, 2019, the Company granted 10,000 options of CANB common stock each to Frederick Alger Boyer, Jr., Ronald A. Silver and James F. Murphy, directors of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 15, 2022. The values of the Stock Options ($63,000 each) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $6.30 share price, (ii) 3 years term, (iii) 242% expected volatility, (iv) 1.60% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2019.

Issued and outstanding warrants as of December 31, 2019 consist of:

Year	Number Outstanding	Exercise		Year of
Granted	And Exercisable	Price		Expiration

2010	825	$300		2020
2018	6,667	$13,034	(a)	2023

Total	7,492

(a) 110% of the closing price of the Company’s common stock on the date that the Holder funds the full purchase price of the Note.

F-21

NOTE 12 – Income Taxes

No provisions for income taxes were recorded for the periods presented since the Company incurred net losses in those periods.

The provisions for (benefits from) income taxes differ from the amounts determined by applying the U.S. Federal income tax rate of 21% to pretax income (loss) as follows:

	December 31,
	2019	2018

Expected income tax (benefit) at 21%	$(964,419)	$(863,578)

Non-deductible stock-based compensation	648,729	583,653

Non-deductible amortization of debt discounts	-	37,064

Loss on stock issuance	-	136,344

Loss on debt conversion	-	272,867

Non-deductible expense from derivative liability	-	(334,139)

Loan forgiveness	-	18,024

Increase in deferred income tax assets valuation allowance	315,690	149,765

Provision for (benefit from) income taxes	$-	$-

Deferred income tax assets consist of:

	December 31, 2019	December 31, 2018

Net operating loss carryforward	1,300,168	984,478

Valuation allowance	(1,300,168)	(984,478)

Net	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred income tax asset of $1,300,168 attributable to the future utilization of the $6,191,273 net operating loss carryforward as of December 31, 2019 will be realized. Accordingly, the Company has maintained a 100% allowance against the deferred income tax asset in the financial statements at December 31, 2019. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires in years 2025, 2026, 2027, 2028, 2029, 2030, 2031, 2032, 2033, 2034, 2035, 2036, 2037, 2038 and 2039 in the amount of $1,369, $518,390, $594,905, $686,775, $159,141, $151,874, $135,096, $166,911, $311,890, $25,511, $338,345, $381,638, $499,288, $716,858 and $1,503,282, respectively.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

F-22

The Company’s U.S. Federal and state income tax returns prior to 2015 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The statute of limitations on the 2015 tax year returns expired in September 2019.

The Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and would include accrued interest and penalties with the related tax liability in the consolidated balance sheets. There were no interest or penalties paid during 2019 and 2018.

NOTE 13 – Segment Information

The Company has one reportable segment: Durable Equipment Products.

The accounting policies of the segment described above are the same as those described in Summary of Significant Accounting Policies in Note 3. The Company evaluates the performance of the Durable Equipment Products segment based on income (loss) before income taxes, which includes interest income.

Durable Equipment Products
Three months ended December 31, 2019
Revenue from external customers	466,920
Revenue from other segments	-
Segment profit	309,370
Segment assets	1,994,845

Twelve months ended December 31, 2019
Revenue from external customers	1,436,403
Revenue from other segments	-
Segment profit	809,631
Segment assets	1,994,845

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019

Total profit for reportable segment	$309,208	$810,060
Other income (expense) - net	162	(429)

Income before income taxes	$309,370	$809,631

NOTE 14 – Commitments and Contingencies

Employment Agreements

On October 3, 2017, the Company executed an Executive Employment Agreement with Marco Alfonsi (“Alfonsi”) for Alfonsi to serve as the Company’s chief executive officer and interim chief financial officer and secretary for cash compensation of $10,000 per month. Pursuant to the agreement, the Company issued a share of CANB Series A Preferred Stock to Alfonsi on October 4, 2017 (see Note 9). Alfonsi may terminate his employment upon 30 days written notice to the Company. The Company may terminate Alfonsi’s employment upon written notice to Alfonsi by a vote of the Board of Directors. At October 21, 2018, this former Agreement was terminated due to the execution of a new Employment Agreement with Marco Alfonsi for Alfonsi to serve as the Company’s chief executive officer for cash compensation of $15,000 per month. Pursuant to the new Agreement, three of the eight previously issued shares of CANB Series A Preferred Stock will be returned to the Company and converted into 100,000 common shares. On December Alfonsi may terminate his employment upon 30 days written notice to the Company. The new Agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Alfonsi, and also can be terminated by the Company due to the failure or neglect of Mr. Alfonsi to perform his duties, or due to the misconduct of Mr. Alfonsi in connection with the performance.

F-23

On February 12, 2018, the Company executed an Executive Service Agreement (“Agreement”) with David Posel. The Agreement provides that Mr. Posel services as the Company’s Chief Operating Officer for a term of 4 years. The Agreement also provides for compensation to Mr. Posel of $5,000 cash per month and the issuance of 1 share of Series A Preferred Stock at the inception of the Agreement. The Agreement can be terminated upon the resignation or death of Mr. Posel, and also can be terminated by the Company due to the failure or neglect of Mr. Posel to perform his duties, or due to the misconduct of Mr. Posel in connection with the performance. On February 12, 2018, 1 share of CANB Series A Preferred Stock were issued to Mr. Posel (see Note 9). Since execution of the Posel Agreement, Mr. Posel has been re-assigned to COO for Pure Health Products, the Company’s subsidiary.

On February 16, 2018, the Company executed an Executive Service Agreement (“Agreement”) with Andrew W Holtmeyer. The Agreement provides that Mr. Holtmeyer services as the Company’s Executive Vice President Business for a term of 3 years. The Agreement also provides for compensation to Mr. Holtmeyer of $10,000 cash per month and the issuance of 3, 2 and 1 share of Series A Preferred Stock at the beginning of each year. The Agreement can be terminated upon the resignation or death of Mr. Holtmeyer, and also can be terminated by the Company due to the failure or neglect of Mr. Holtmeyer to perform his duties, or due to the misconduct of Mr. Holtmeyer in connection with the performance. At December 29, 2018, this Agreement was terminated due to the execution of a new Employment Agreement with Andrew W Holtmeyer. The Agreement provides that Mr. Holtmeyer services as the Company’s Executive Vice President Business for a term of 4 years. The Agreement also provides for compensation to Mr. Holtmeyer of $15,000 cash per month and the issuance of 819 shares of common stock upon signing of the agreement.

On October 15, 2018, the Company executed an Employment Agreement (“Agreement”) with Stanley L. Teeple. The Agreement provides that Mr. Teeple services as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The Agreement also provides for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock proportionately vesting over four years beginning December 31, 2018 upon execution of the Agreement. The Agreement can be terminated upon the resignation or death of Mr. Teeple, and also can be terminated by the Company due to the failure or neglect of Mr. Teeple to perform his duties, or due to the misconduct of Mr. Teeple in connection with the performance. In May 2019 Mr. Teeple was granted an additional 3 shares of Series A Preferred.

On December 28, 2018, the Company executed an Employment Agreement (“Agreement”) with Pasquale Ferro for Mr. Ferro to serve as Pure Health Products’ president for cash compensation of $15,000 per month and the total issuance of 5 share of Series A Preferred Stock proportionately vesting at the beginning of each year for a term of 4 years. Mr. Ferro may terminate his employment upon 30 days written notice to the Company. The Agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Ferro, and also can be terminated by the Company due to the failure or neglect of Mr. Ferro to perform his duties, or due to the misconduct of Mr. Ferro in connection with the performance.

Effective September 6, 2019 (the “Effective Date”), Can B̅ Corp (the “Company” or “CANB”) approved the appointment of Johnny J. Mack (“Mack”) as its President and Chief Operating Officer. Mack had been serving as the Company’s interim COO. The Company and Mack have entered into a new Employee Services Agreement (the “Agreement”) to memorialize the terms of the foregoing. In consideration for Mack’s services, Mack will (i) receive a base salary of $15,000 per month, subject to increase after each yearly anniversary of the Agreement, (ii) be eligible to receive annual cash or stock bonuses, (iii) be entitled to four weeks’ vacation time and five paid days for illness in accordance with the Company’s policies, and (iv) receive a total of 106,667 options (“Options”) to purchase shares of the Company’s common stock, with 26,667 Options vesting on the effective date and additional tranches of 26,667 Options vesting on each of the first, second, and third anniversaries of the Effective Date, assuming Mack’s continued employment. Each Option is exercisable at a price of $0.30 per share. The Company also agreed to hold harmless and indemnify Mack as authorized or permitted by law and the Company’s governing documents, as the same may be amended from time to time, except for acts constituting negligence or willful misconduct by Mack. The Company has agreed to pay Mack a severance in the event the Agreement is terminated by the Company without cause or by Mack for “good reason” or by reason of Mack’s death or disability. On October 4, 2019 Mack resigned from all of his office and director positions and the company settled his termination for payment of all accrued expenses, payout of all accrued time and base compensation of $13,315 and retention of his already earned 26,667 options. Mr. Mack has left the Company.

F-24

In addition, on October 10th, 2019 the Company appointed Philip Scala as its interim COO. Mr. Scala has acted as founder and CEO of Pathfinder Consultants International, Inc. (“Pathfinder”) since 2008. Pathfinder offers unique expertise and delivers the information you need to make informed decisions, whether in times of crisis or in the course of simply running your business. Prior to forming Pathfinder, Mr. Scala served the United States both as a Commissioned Officer in the US Army for five years followed by his 29 years of service with the FBI. Mr. Scala received his bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University. The Company has entered into an employment agreement with Mr. Scala. Pursuant to the agreement, Mr. Scala will receive a base salary of $2,500 per month. He will be entitled to incentive bonuses and pay increases in accordance with the Company’s normal policies and procedures. Mr. Scala will also receive options to buy 1,667 common shares of the Company at a price of $0.30 for a period of three years. The initial term of the agreement is for 90 days. The agreement otherwise contains standard covenants and conditions.

Consulting Agreements

On September 6, 2017, the Company executed a Consulting Agreement with T8 Partners LLC (“T8”) for T8 to serve as the Company’s consultant for stock compensation of a total of 33,333 restricted shares. Pursuant to the agreement, the Company issued 8,333 restricted shares of CANB common stock to T8 on September 7, 2017. Effective October 27, 2017, the Company terminated the agreement due to non-performance by T8. The Company won the arbitration proceedings against T8 and T8 has been ordered to return its shares to the Company.

On November 9, 2017, the Company executed a Consulting Agreement with Healthcare Advisory Group Company (“Healthcare”) for Healthcare to serve as the Company’s consultant for stock compensation of a total of 16,667 restricted shares. Pursuant to the agreement, the Company issued 8,333 restricted shares of CANB common stock to Healthcare on November 9, 2017. Effective March 6, 2018, the Company terminated the agreement due to non-performance by Healthcare.

On April 1, 2019, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we agreed to pay the Consulting Firm a restricted common stock monthly fee of $5,500 per month for consulting and services paid in advance of services each month. Starting May 1, 2019, the restricted common stock monthly fee will decrease to $4,000 per month. The number of shares to be issued will be calculated based on the closing price of our common shares on the 1st or preceding day of each month, if the 1st were to fall on a weekend or holiday. The shares shall not have registration rights, and the shares may be sold subject to Rule 144.

Lease Agreements

On December 1, 2014, Prosperity entered into a lease agreement with KLAM, Inc. for office space in Hicksville, New York for an initial term of one year commencing December 1, 2014. The lease provides for monthly rentals of $2,500 and provides Prosperity an option to renew the lease after the initial term. The Company has continued to occupy this space after November 30, 2015 under a month to month arrangement at $2,500 per month.

On September 11, 2015, the Company executed a lease agreement with an unrelated third party for office space in Hicksville, New York for a term of 37 months. The lease provides for monthly rentals of $2,922 for lease year 1, $3,009 for lease year 2, and $3,100 for lease year 3. The lease also provides for additional rent based on increases in base year operating expenses and real estate taxes. On August 6, 2018, the Company renewed the lease agreement for a term of 36 months starting November 1, 2018. The lease provides for monthly rentals of $3,193 for lease year 1, $3,289 for lease year 2, and $3,388 for lease year 3. In October 2019, the Company modified and extended the lease agreement for a term of 30 months starting November 1, 2019. The lease provides for monthly rentals of $3,807.05 for year 1 and $3,921.26 for the remaining eighteen months. The original $100,681 right-of-use asset and $90,591 lease liability was adjusted to $103,260 with the modification.

F-25

The Company leases office space in numerous medical facilities under month-to-month agreements.

Rent expense for the years ended December 31, 2019 and 2018 was $246,968 and $67,165, respectively.

At December 31, 2019, the future minimum lease payments under non-cancellable operating leases were:

Year ended December 31, 2020	$45,913
Year ended December 31, 2021	47,055
Year ended December 31, 2022	15,685

Total	$108,653

The lease liability of $97,279 at December 31, 2019 as presented in the Consolidated Balance Sheet represents the discounted (at our 10% estimated incremental borrowing rate) value of the future lease payments of 108,653 at December 31, 2019.

Major Customers

For the twelve months ended December 31, 2019, there were no customers that accounted for more than 10% of total revenues.

For the twelve months ended December 31, 2018, one customer accounted for approximately 16% of total revenues.

NOTE 15 – Related Party Transactions

LI Accounting Associates, LLC (LIA), an entity controlled by a relative of the Managing Member PHP, is a vendor of CANB. At December 31, 2019, CANB did not have an account payable due to LIA. For the twelve months ended December 31, 2019, CANB had expenses to LIA of $10,750.

During the twelve months ended December 31, 2019, we had products and service sales to related parties totaling $0.

NOTE 16 – Subsequent Events

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through November 1, 2019, the date on which these consolidated financial statements were available to be issued. There were material subsequent events that required recognition or additional disclosure in these consolidated financial statements as follows:

The Company acquired 51% of Green Grow Farms, Inc. (GGFI) in December 2019 for 125,000 shares of CANB common stock. The remaining 49% of GGFI was held by New York Farm Group (NYFG). Post-closing of the original agreement, the Company discovered certain assets needed reassessment and reconsideration. In settlement of certain claims held by the Company as a result of the foregoing, NYFG agreed to assign the Company its 49% interest in GGFI and 1,000,000 shares of Iconic Brands, Inc (ICNB) stock in consideration for a release from the Company. The settlement agreement was executed on March 3, 2020.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended December 31, 2020.

F-26

Can B̅ Corp. and Subsidiary

Consolidated Balance Sheets

	(Unaudited) June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$390,201	$46,540
Accounts receivable, less allowance for doubtful accounts of $385,468 and $0, respectively	1,496,836	1,251,609
Inventory	373,833	784,497
Note Receivable	23,787	24,268
Deposit - current	312,655	-
Prepaid expenses - current	1,259,604	1,279,901
Total current assets	3,856,916	3,386,815

Property and equipment, at cost less accumulated depreciation of $178,065 and $116,555, respectively	1,030,519	1,075,242

Other assets:
Deposit - noncurrent	21,287	21,287
Prepaid expenses - noncurrent	591,819	1,179,929
Other receivable – noncurrent	23,581	58,206
Intangible assets, net of accumulated amortization of $479,679 and $202,521, respectively	980,591	1,056,562
Investment in Marketable Securities	550,000	-
Goodwill	55,849	55,849
Right-of-Use Asset, net of amortization of $25,208 and $6,280, respectively	78,052	96,980
Total other assets	2,301,179	2,468,813

Total assets	$7,188,614	$6,930,870

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	377,307	226,467
Accrued officers’ compensation	240,410	144,363
Other accrued expenses payable	28,886	61,557
Notes and loans payable	1,164,138	35,000
Current portion of lease liability	40,941	38,281
Total current liabilities	1,851,682	505,668

Long-term liabilities:
Non-current portion of lease liability	37,786	58,998
Notes and loans payable	354,840	-
Total long-term liabilities	392,626	58,998

Total liabilities	2,244,308	564,666

Commitments and contingencies (Notes 15)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value:
authorized 20 shares, issued and outstanding 20 shares, respectively	5,539,174	5,539,174
Common stock, no par value; authorized 1,500,000,000 shares, issued and outstanding 3,421,338 and 2,680,937 shares, respectively	24,056,211	23,113,077
Additional Paid-in capital	872,976	872,976
Additional Paid-in capital – Stock Options (Note 12)	202,200	202,200
Accumulated deficit	(25,726,255)	(23,361,223)
Total stockholders’ equity	4,944,306	6,366,204

Total liabilities and stockholders’ equity	$7,188,614	$6,930,870

See notes to consolidated financial statements.

F-27

Can B̅ Corp and Subsidiary

Consolidated Statements of Operations

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019
Revenues
Product Sales	$774,091	$1,147,139	$204,684	$631,779
Service Revenue	700	3,600	400	1,800
Total Revenues	774,791	1,150,739	205,084	633,579
Cost of product sales	169,594	561,757	48,045	299,204
Gross Profit	605,197	588,982	157,039	334,375

Operating costs and expenses:
Officers and director’s compensation (including stock-based compensation of $622,671, $834,230, $30,000 and $336,882, respectively)	1,020,755	1,274,688	382,082	829,138
Consulting fees (including stock-based compensation of $353,116, $953,914, $181,764 and $388,138, respectively)	423,022	1,091,086	206,614	427,335
Advertising expense	260,035	153,762	141,205	127,374
Hosting expense	12,136	7,917	5,793	7,467
Rent expense	121,652	12,344	29,046	484
Professional fees	325,136	112,016	134,958	74,180
Depreciation of property and equipment	8,103	14,297	4,008	11,532
Amortization of intangible assets	277,158	7,160	147,192	4,966
Reimbursed Expenses	40,963	62,776	20,674	35,474
Other	347,703	460,293	204,940	251,714

Total operating expenses	2,836,663	3,196,339	1,276,512	1,769,664

Loss from operations	(2,231,466)	(2,607,357)	(1,119,473)	(1,435,289)

Other income (expense):
Interest income	441	317	221	317
Interest expense (including amortized finance cost of $69,645 $0, $58,967 and $0, respectively)	(82,782)	(2,965)	(68,898)	(2,519)

Other income (expense) - net	(82,341)	(2,648)	(68,677)	(2,202)

Loss before provision for income taxes	(2,313,807)	(2,610,005)	(1,188,150)	(1,437,491)

Provision for income taxes	1,225	-	275	-

Net Loss	$(2,315,032)	$(2,610,005)	$(1,188,425)	$(1,437,491)

Net loss per common share - basic	$(.79)	$(1.47)	$(0.39)	$(0.76)
Net loss per common share - diluted	$(0.64)	$(1.00)	$(0.32)	$(0.60)

Weighted average common shares outstanding –
Basic	2,947,930	1,776,620	3,079,235	1,880,137
Diluted	3,614,610	2,603,610	3,745,915	2,384,289

See notes to consolidated financial statements.

F-28

Can B̅ Corp and Subsidiary

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019

Net Loss	$(2,315,032)	$(2,610,005)	$(1,188,425)	$(1,437,491)
Other comprehensive loss:
Unrealized loss on marketable securities	(50,000)	-	(42,500)	-

Comprehensive Loss	$(2,365,032	$(2,610,005)	$(1,230,925)	$(1,437,491)

See notes to consolidated financial statements.

F-29

Can B̅ Corp. and Subsidiary

Consolidated Statements of Stockholders’ Deficiency (Unaudited)

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock, no		Additional
	, no par value		, $0.001 par value		, $0.001 par value		par value		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Six Months Ended June 30, 2020
Balance, January 1, 2020	20	$5,539,174	-	$-	-	$-	2,680,937	$23,113,077	$1,075,176	($23,361,223)	$6,366,204

Issuance of common stock in 2020 for services rendered							190,888	315,615			315,615

Issuance of common stock in 2020 for 300:1 reverse stock split rounding							2,460	-			-

Issuance of common stock in 2020 pursuant to First Fire note agreement							119,508	295,780		,	295,780

Issuance of common stock in 2020 pursuant to Labrys Fund Equities note agreement							142,545	80,182			80,182

Issuance of common stock in 2020 pursuant to Eagle Equities note agreement							20,000	8,745			8,745

Issuance of common stock in 2020 for acquisition of intangible assets							235,000	201,187			201,187

Issuance of common stock in 2020 for compensation							30,000	41,625			41,625

Net Loss										(2,315,032)	((2,315,032)

Other comprehensive loss										(50,000)	(50,000)

Balance, June 30, 2020	20	$5,539,174	-	$-	-	$-	3,421,338	$24,056,211	$1,075,176	($25,726,255)	$4,944,306

Six Months Ended June 30, 2019

Balance, January 1, 2019	18	$4,557,424	499,958	$479	-	$-	1,468,554	$16,624,557	$1,075,176	($18,786,753)	$3,488,883

Issuance of common stock for retirement of Series A Preferred Stock	(1)	(10,500)					33,333	10,500			-

Issuance of common stock for retirement of Series B Preferred Stock			(157,105)	(157)			67,405	157

Sale of common stock in Q1 & Q2 2019							224,314	1,946,100			1,946,100
											-
Issuance of common stock in 2019 for acquisition of technology							28,333	148,655			148,655

Issuance of common stock in 2019 for satisfaction of accrued salaries							2,227	54,340			54,340

Issuance of common stock in 2019 for compensation and services rendered							159,737	1,156,944			1,156,944

Issuance of Series A Preferred stock pursuant to employment agreement	3	992,250									992,250

Net loss										(2,610,005)	(2,610,005)

Balance, June 30, 2019	20	$5,539,174	342,853	$322	-	$-	1,983,903	$19,941,253	$1,075,176	($21,378,758)	$6,366,204

See notes to consolidated financial statements.

F-30

Can B̅ Corp. and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating Activities:
Net loss	$(2,315,032)	$(2,610,005)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock-based compensation, net of prepaid stock- based consulting fees	975,787	1,788,144
Depreciation of property and equipment-General	8,103	14,296
Depreciation of property and equipment-COGS	53,407	24,973
Amortization of intangible assets	277,158	7,160
Amortization of original-issue-discount	69,645	-
Bad debt expense	131,985	-
Changes in operating assets and liabilities:
Accounts receivable	(377,212)	(549,388)
Inventory	410,664	(750)
Prepaid expenses	(10,140)	(7,850)
Security deposit	-	28,940
Other receivable	34,625	(20,225)
Right-of-use asset	376	(7,457)
Accounts payable	150,840	18,076
Accrued officer’s compensation	96,047	-
Other accrued expenses payable	(32,671)	(10,601)

Net cash used in operating activities	(526,418)	(1,324,687)

Investing Activities:

Note receivable	481	-
Fixed assets additions	(16,787)	(962,698)
Intangible assets additions	-	(50,000)
Investment in marketable security	(600,000)	-

Net cash used in investing activities	(616,306)	(1,012,698)

Financing Activities:
Proceeds received from notes and loans payable	1,657,840	-
Repayments of notes and loans payable	(70,000)	(3,364)
Note payable finance cost	(101,455)	-
Proceeds from sale of common stock	-	1,946,100

Net cash provided by financing activities	1,486,385	1,942,736

Increase (Decrease) in cash and cash equivalents	343,661	(394,649)

Cash and cash equivalents, beginning of period	46,540	807,747

Cash and cash equivalents, end of period	$390,201	$413,098

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$1,225	$-
Interest paid	$13,137	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in acquisition of note payable (returnable shares)	$312,655	$-

Issuance of common stock in acquisition of note payable (commitment shares)	$72,052	$-

Amortization of prepaid issuance of common Stock for services rendered	$618,547	$497,220

Issuance of common stock in acquisition of intangible assets	$201,187	$148,635

Issuance of common stock in satisfaction of officer’s compensation	$-	$54,340

See notes to consolidated financial statements

F-31

Can B̅ Corp. and Subsidiary

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2020 and 2019

NOTE 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008. The Company is in the process of dissolving Prosperity. The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company’s durable equipment products, such as sam® units with CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and DuramedNJ LLC (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February1, 2019. The Company’s wholly owned subsidiary, Radical Tactical LLC (“Radical Tactical”), formed May 11, 2019, provides the marketplace with millennium targeted product lines such as vapes, gums, and kratom. The Company’s hemp aggregation business is run through NY Hemp Depot LLC (the “Hemp Depot”), which was formed on or around July 11, 2019. The Company’s hemp farming business is run through Green Grow Farms, Inc. (“Green Grow Farms”), which was acquired in August, 2019.

Effective December 27, 2010, WRAP effected a 10-for-1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1-for-10 reverse stock split of its common stock. Effective March 6, 2020 Can B̅ Corp effected a 300:1 reverse stock split of its common stock.

On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company”, “we”, “us”, “our”, “CANB”, “Can B̅” or “Registrant”).

Can B̅ specializes in the production and sale of a variety of hemp-derived cannabidiol (“CBD”) products such as oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates. Can B̅ is developing its own line of proprietary products as well as seeking synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp CBD products on the market through sourcing the very best raw material and developing a variety of products we believe will improve people’s lives in a variety of areas.

For the periods presented, the assets, liabilities, revenues, and expenses are those of CANB. Prosperity, Radical Tactical and NY Hemp Depot had no activity for the periods presented. Financial information for PHP, Duramed and Green Grow Farms in the periods have been consolidated with the Company’s financials.

F-32

NOTE 2 – Going Concern Uncertainty

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of June 30, 2020, the Company had cash and cash equivalents of $390,201 and a working capital of $2,005,234. For the periods ended June 30, 2020 and 2019, the Company had net loss of $2,365,032 and $2,610,005, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by raising capital through sales of shares of its common stock. Also, the Company plans to expand its operation of CBD products to increase its profitability. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – Summary of Significant Accounting Policies

(a) Principles of Consolidation

The consolidated financial statements include the accounts of CANB and its wholly-owned subsidiaries, Pure Health Products, Duramed, Prosperity Radical Tactical and Green Grow Farms. All intercompany balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, notes and loans payable, accounts payable, and accrued expenses payable. Except for the noncurrent note receivable, the fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments. Based on comparable instruments with similar terms, the fair value of the noncurrent note receivable approximates its carrying value.

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

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(e) Accounts receivable

Accounts receivable are presented in the balance sheet net of the allowance for doubtful accounts. Accounts receivable are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers. Bad debt expense was $131,985 and $0 for the periods ended June 30, 2020 and 2019.

(f) Inventory

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. Cost is principally determined using the first-in, first-out (FIFO) method.

(g) Prepaid expenses

Prepaid expenses include stock-based officer, employee and consulting compensation of $1,836,523 and $3,226,390 at June 30, 2020 and 2019, respectively. The Company’s policy is to record stock-based compensation as prepaids and expense over the term of employment and consulting agreements.

(h) Property and Equipment, Net

Property and equipment, net, is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to operations as incurred.

(i) Intangible Assets, Net

Intangible assets, net, are stated at cost less accumulated amortization. Amortization is calculated using the straight-line method over the estimated economic lives of the respective assets.

(j) Marketable Securities

Marketable securities are recorded at fair value with unrealized gains and losses included in income. The Company has classified its investments in 1,000,000 shares of Iconic Brands, Inc. as trading securities.

(k) Goodwill

The Company does not amortize goodwill, but instead tests for impairment at least annually. When conducting the annual impairment test for goodwill, the Company compares the estimated fair value of a reporting unit containing goodwill to its carrying value. If the estimated fair value of the reporting unit is determined to be less than its carrying value, goodwill is reduced, and an impairment loss is recorded.

(l) Long-lived Assets

The Company reviews long-lived assets held and used, intangible assets with finite useful lives and assets held for sale for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows associated with the asset is compared to the asset’s carrying amount to determine if a write-down is required. If the undiscounted cash flows are less than the carrying amount, an impairment loss is recorded to the extent that the carrying amount exceeds the fair value.

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(m) Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts.

Private Label Customers, Global CBD, LLC and TZ Wholesale, are wholesale distributors of the Company’s product, under their own wholesale private label brand. The products are made to Company specifications and shipped directly to the wholesaler. The pricing is predicated upon a volume discount negotiated at the time of the placement of the orders. Product is produced and labeled in the Washington manufacturing facility and shipped directly to the Private Label customer who re-distributes to their retail and other customers. The products are fully paid when shipped.

Revenue from product sales is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred, and collectability is reasonably assured.

The Company’s Duramed Division provides a sam® Pro 2.0 medical device to patients through a doctor program whereby the physician evaluates the patients’ needs for medical necessity, and if determined that the device use would be beneficial, writes a prescription for the patient who signs a rental form, for a 35 day cycle for the unit, that is submitted to Duramed who bills the appropriate insurance company. The insurance company pays the invoice, or a negotiated amount via arbitration, and that revenue is reported as revenue when invoiced to the insurance carrier. The collected amount is reconciled with the invoice amount on a daily basis.

(n) Cost of Product Sales

The cost of product sale is the total cost incurred to obtain a sale and the cost of the goods sold, and the Company’s policy is to recognize it in the same manner as, and in conjunction with, revenue recognition. Cost of product sale primarily consisted of the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of our CBD products.

(o) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC718”) and ASC 505-50, “Equity – Based Payments to Non-Employees.” In addition to requiring supplemental disclosures, ASC 718 addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions.

In accordance with ASC 505-50, the Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached, or (2) the date at which the counterparty’s performance is complete.

Options and warrants

The fair value of stock options and warrants is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:

Risk-Free Interest Rate.

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We utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards.

Expected Volatility.

We calculate the expected volatility based on a volatility index of peer companies as we did not have sufficient historical market information to estimate the volatility of our own stock.

Dividend Yield.

We have not declared a dividend on its common stock since its inception and have no intentions of declaring a dividend in the foreseeable future and therefore used a dividend yield of zero.

Expected Term.

The expected term of options granted represents the period of time that options are expected to be outstanding. We estimated the expected term of stock options by using the simplified method. For warrants, the expected term represents the actual term of the warrant.

Forfeitures.

Estimates of option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

(p) Advertising

Advertising costs are expensed as incurred and amounted to $260,035 and $153,762 for the periods ended June 30, 2020 and 2019, respectively.

(q) Research and Development

Research and development costs are expensed as incurred. In the period ended June 30, 2020 and 2019, the Company spent $25,000 and $70,000 in research and development which was expenses as spent, respectively.

(r) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority. The Company believes that it has not taken any uncertain tax positions and thus has not recorded any liability.

(s) Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

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Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation. For the periods presented, the diluted net loss per share calculation excluded the effect of Series B preferred stocks and stock options outstanding (see Notes 10, 11 and 12).

(t) Reverse Stock-Split

On March 2, 2020, the Company filed an amendment to its Articles of Incorporation with the Florida Secretary of State to effect a 300-to-1 reverse stock split of its issued and outstanding, but not authorized, shares of Common Stock, as reported in the Company’s definitive Schedule 14C filed with the Securities and Exchange Commission on December 13, 2019.

All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect the reverse stock split for all periods presented.

(u) Recent Accounting Pronouncements

In 2016, the FASB issued ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees will be required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. Effective January 1, 2019, we adopted this new accounting guidance using the effective date transition method, which permits entities to apply the new lease standards using a modified retrospective transition approach at the date of adoption.

(v) Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ended December 31, 2020.

(w) Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. These reclassification adjustments had no effect on the Company’s previously reported net income.

NOTE 4 – Inventories

Inventories consist of:

	June 30, 2020	December 31, 2019
Raw materials	$359,213	$708,239
Finished goods	14,620	76,258

Total	$373,833	$784,497

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NOTE 5 – Notes Receivable

Notes receivable consist of:

	June 30, 2020	December 31, 2019
Note receivable dated November 30, 2015 from Stock Market Manager, Inc, interest at 3% per annum due November 30, 2020	$19,389	$19,389

Note receivable dated February 8, 2019 from an employee, weekly installments of $1,200 with interest at 8% per annum.	2,898	4,879

Note receivable dated March 3, 2020 from an employee, weekly installments of $125 with interest at 0% per annum.	1,500	-

Total	23,787	24,268

Current portion of notes receivable	(23,787)	(24,268)
Noncurrent portion of notes receivable	$-	$-

NOTE 6 – Property and Equipment, Net

Property and Equipment, net, consist of:

	June 30, 2020	December 31, 2019

Furniture & Fixtures	$21,724	$19,018

Office Equipment	12,378	12,378

Manufacturing Equipment	363,798	355,016

Medical Equipment	783,782	783,782

Leasehold Improvements	26,902	21,603

Total	1,208,584	1,191,797

Accumulated depreciation	(178,065)	(116,555)

Net	$1,030,519	$1,075,242

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NOTE 7 – Intangible Assets, Net

Intangible assets, net, consist of:

	June 30, 2020	December 31, 2019

Video conferencing software acquired by Prosperity in December 2009	$30,000	$30,000

Enterprise and audit software acquired by Prosperity in April 2008	20,000	20,000

Patent costs incurred by WRAP	6,880	6,880

Hemp license and technology	1,000,000	1,000,000

CBD technology	198,655	198,655

Platform account contract	131,812	-

Hemp processing use	69,375	-

Other	3,548	3,548

Total	1,460,270	1,259,083

Accumulated amortization and Impairment	(479,679)	(202,521)

Net	$980,591	$1,056,562

The CBD related technology were purchased from Hudilab, Inc. (“HUDI”) and Seven Chakras, LLC (“Seven Chakras”) during the three months ended March 31, 2019. On January 14, 2019, the Company and PHP (collectively, the “buyer”) entered into a License and Acquisition Agreement (the “LAA”) with HUDI. Pursuant to the LAA, HUDI will sell the technology owned by it to the buyer in exchange for 25,000 shares of CANB common stock. On January 14, 2019, the shares were issued to the owner of HUDI and valued at $131,625. On January 31, 2019, PHP entered into an Asset Purchase Agreement (the “Chakras Agreement”) with Seven Chakras. Pursuant to the Chakras Agreement, PHP purchased the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ products containing cannabidiol (CBD), (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials. On February 20, 2019, the Company issued 3,333 shares of CANB common stock valued at $17,030 to owners of Seven Chakras as additional consideration, along with the $50,000 cash payments, pursuant to the Chakras Agreement.

The hemp related license and technology was purchased from Shi Farms during the three months ended September 30, 2019. Hemp Depot has been amalgamated with Green Grow Farms, also a NY State Hemp License holder and intends to contract with farmers in New York to grow hemp under a controlled program of specific strains, cultured feminized seeds, proven technology, and access to processing for their crop. NY Hemp Depot under Green Grow Farms Inc.’s direction will amalgamate the cultivated off-take from the farmers, combine and fill “super-sacks” for shipping to a processing facility to produce high-grade isolate or distillate for use in Can B̅’s manufacturing facility in Lacey WA.

The hemp processing use agreement with Mediiusa Group, Inc. was entered during the three months ended June 30, 2020. On June 23, 2020, the Company issued 50,000 shares of CANB common stock valued at $69,375. Mediiusa Group, Inc. currently holds a valid Industrial Hemp Processor Registration in full force and effect with the State of New York under Registration: HEMP-P-000035 (the “Registration”) and is authorized to process Hemp, and has granted a five year agreement to processing of Hemp for oil, isolate, or crude for further use by the Company and/or for sale by the Company. During the Term of this Agreement, Mediiusa Group, Inc. agrees to allow CANB to process any and all of the subject Hemp under and/or in connection with the agreement under their above-mentioned Registration.

The platform account contract with SRAX, Inc. was entered during the three months ended June 30, 2020. On June 22, 2020, the Company issued 185,000 shares of CANB common stock valued at $131,812. The Platform Account is the SRAX Investors Relations platform to grant access to potential investors and customers via the SRAX website. SRAX grants Can B Corp a non-exclusive, non-transferable and non- sublicensable right to access and use the Platform during the Term, solely by the Authorized Users for User’s own internal business purposes, and in accordance with the terms and conditions of this Agreement. Company reserves all rights in or to the Platform not expressly granted to User in the Agreement. Can B will have previously unattainable access to its customer base for improved investor communication and development of sales opportunities of the Company’s products.

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The other intangible assets relate to the document management and email marketing divisions. Since December 31, 2017, the Company do not expect any future positive cash flow from these divisions. Accordingly, the net carrying value of these intangible assets was reduced to $0.

NOTE 8 – Marketable Securities

Marketable securities consist of:

	June 30, 2020	December 31, 2019
Marketable securities, at cost	$600,000	$-
Unrealized losses	(50,000)	-

Total marketable securities at fair value	$550,000	$-

NOTE 9 – Notes and Loans Payable

Notes and loans payable consist of:

	June 30, 2020	December 31, 2019
Note payable to brother of Marco Alfonsi, Chief Executive Officer of the Company, interest at 10% per annum, due August 22, 2016 (now past due)	$5,000	$5,000

Note payable to FirstFire Global Opportunities Fund, LLC, net of original issue discount of $44,654, due September 1, 2020.	550,000	-

Loan payable to Pasquale Ferro, interest at 12% per annum, due December 2020.	153,000	30,000

Note payable to Labrys Fund, LP, net of original issue discount of $21,041, due October 21, 2020.	225,000	-

Note payable to EMA Financial, LLC, net of original issue discount of $10,522, due June 17, 2021.	115,000	-

Note payable to Eagle Equities, LLC, net of original issue discount of $27,645, due June 17, 2021.	220,000	-

Note payable to U.S. Small Business Administration (PPP), interest at 1% per annum. The note matures in May 2022. Payments are deferred for six months.	194,940	-

Note payable to U.S. Small Business Administration (EIDL), interest at 3.75% per annum. The note matures in June 2050. Payments are deferred for twelve months.	159,900	-

Total Notes and Loans Payable	1,622,840	35,000
Less: Unamortized Finance Cost	(103,862)	-
Total Notes and Loans Payable - Net	1,518,978	35,000
Less: Current Portion	(1,164,138)	(35,000)
Long-term Portion	$354,840	$-

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NOTE 10 – Preferred Stock

Each share of Series A Preferred Stock is convertible into 33,334 shares of CANB common stock and is entitled to 66,666 votes.

Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

Each share of Series C Preferred Stock has preference to payment of dividends, if and when declared by the Company, compared to shares of our common stock. Each Preferred Series C share is convertible into 25,000 shares of common stock. The shares of Series C Preferred Stock have voting rights as if fully converted.

On January 28, 2019, the Company issued 33,333 shares of CANB common stock to a consultant of the Company in exchange for the retirement of 1 share of CANB Series A Preferred Stock.

From February 21, 2019 to March 12, 2019, the Company issued aggregately 67,405 shares of CANB common stock to RedDiamond in exchange for the retirement of 157,105 shares of CANB Series B Preferred Stock.

On May 28, 2019, the Company issued 3 shares of CANB Series A Preferred Stock to Stanley L. Teeple pursuant to the employment agreement with him. The fair value of the issuance totaled at $1,203,000 and will be amortized over the vesting period of four years.

On April 26, 2019, the Company issued 6,436 shares of CANB common stock to RedDiamond in exchange for the retirement of 15,000 shares of CANB Series B Preferred Stock.

On May 1, 2019, the Company issued 8,581 shares of CANB common stock to RedDiamond in exchange for the retirement of 20,000 shares of CANB Series B Preferred Stock.

On May 9, 2019, the Company issued 23,710 shares of CANB common stock to RedDiamond in exchange for the retirement of 55,263 shares of CANB Series B Preferred Stock.

On June 7, 2019, the Company issued 10,726 shares of CANB common stock to RedDiamond in exchange for the retirement of 25,000 shares of CANB Series B Preferred Stock.

On August 13, 2019, the Company issued 97,607 shares of CANB common stock to RedDiamond in exchange for the retirement of 227,590 shares of CANB Series B Preferred Stock.

On December 16, 2019, the Company issued 35,666 shares of CANB common stock to RedDiamond as agreed for the early retirement of CANB Series B Preferred Stock converted in August 2019.

NOTE 11 – Common Stock

From January 4, 2019 to March 27, 2019, the Company issued aggregately 138,107 shares of CANB common stock to multiple investors pursuant to relative Stock Purchase Agreements dated on various dates, in exchange for total proceeds of $1,196,100.

On January 14, 2019, the Company issued 25,000 shares of CANB common stock to Hudilab, Inc. (“HUDI”), pursuant to a License and Acquisition Agreement for purchase of the technology owned by HUDI.

From January 18, 2019 to March 17, 2019, the Company issued aggregately 82,000 shares of CANB common stock to multiple consultants for services rendered.

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From January 19, 2019 to March 27, 2019, the Company issued aggregately 3,893 shares of CANB common stock to employee and officers of the Company pursuant to employee agreement and in satisfaction of accrued compensation for the quarter ended March 31, 2019.

On February 5, 2019, the Company issued 6,667 shares to the owner of TZ Wholesale LLC, pursuant to a Memorandum of Understanding (the “MOU”) dated November 9, 2018.

On February 20, 2019, the Company issued 3,333 shares of CANB common stock to owners of Seven Chakras pursuant to the Chakras Agreement dated January 31, 2019.

From April 1, 2019 through June 30, 2019 the Company issued an aggregate of 51,706 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 13,916 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 4,615 shares of Common Stock under the terms of executive employment agreements.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 86,207 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $750,000.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,061 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,333 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 16,000 shares of Common Stock under the terms of executive employment agreements.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 155,241 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $1,350,600.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 40,247 shares of CANB shares under the terms of the Joint Venture Agreement.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 122,258 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 14,167 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 5,000 shares of Common Stock under the terms of executive employment agreements.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 125,000 shares of CANB Common Stock under the terms of an inventory purchase agreement for total proceeds of $487,500.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 27,500 shares of CANB Common Stock to multiple consultants for services rendered.

From January 1, 2020 through March 31, 2020, the company issued an aggregate of 31,335 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to First Fire Global Opportunities Fund, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

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From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 99,508 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 111,734 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2020 through June 30, 2020, the company issued an aggregate of 20,319 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 30,000 shares of CANB Common Stock to an employee for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to SRAX, Inc. according to a platform access agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 50,000 shares of CANB Common Stock to Mediiusa Group, Inc. according to a hemp processing use agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 24,545 shares of CANB Common Stock to Labrys Fund, L.P. for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 118,000 shares of CANB Common Stock to Labrys Fund, L.P. for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to Eagle Equities, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

NOTE 12 – Stock Options and Warrants

A summary of stock options and warrants activity follows:

	Shares of Common Stock Exercisable Into
	Stock Options	Warrants	Total
Balance, December 31, 2019	20,167	7,492	27,659
Granted in 2019	56,667	-	56,667
Cancelled in 2019	(167)	-	(167)
Exercised in 2019	-	-	-

Balance, December 31, 2019	76,667	7,492	84,159
Granted in Q1 & Q2 2020	-	-	-
Cancelled in Q1 & Q2 2020	-	-	-
Exercised in Q1 & Q2 2020	-	-	-

Balance, June 30, 2020	76,667	7,492	84,159

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Issued and outstanding stock options as of June 30, 2020 consist of:

Year	Number Outstanding	Exercise	Year of
Granted	And Exercisable	Price	Expiration

2018	20,000	$0.3	2023
2019	56,667	$0.3	2022
	76,667

On June 11, 2018, the Company granted 10,000 options of CANB common stock to Carl Dilley, a former director of the Company, in exchange for the retirement of a total of 10,000 shares of CANB common stock from Carl Dilley. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire June 11, 2023. The value of the Stock Options ($84,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $8.40 share price, (ii) 5 years term, (iii) 262.00% expected volatility, (iv) 2.80% risk free interest rate and the difference between this value and the fair value of retired shares was expensed in the quarterly period ended June 30, 2018.

On October 21, 2018, the Company granted 10,000 options of CANB common stock to Stanley L. Teeple, an officer and Director of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 1, 2023. The values of the Stock Options ($118,200) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $11.82 share price, (ii) 5 years term, (iii) 221.96% expected volatility, (iv) 3.05% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2018

On September 9, 2019, the Company granted 26,667 options of CANB common stock to Johnny Mack, a former officer of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire September 9, 2022. The values of the Stock Options ($192,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $7.20 share price, (ii) 3 years term, (iii) 242% expected volatility, (iv) 1.46% risk free interest rate and the fair value of options was expensed in the quarterly period ended September 30, 2019.

On October 15, 2019, the Company granted 10,000 options of CANB common stock each to Frederick Alger Boyer, Jr., Ronald A. Silver and James F. Murphy, directors of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 15, 2022. The values of the Stock Options ($63,000 each) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $6.30 share price, (ii) 3 years term, (iii) 242% expected volatility, (iv) 1.60% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2019.

Issued and outstanding warrants as of June 30, 2020 consist of:

Year	Number Outstanding	Exercise		Year of
Granted	And Exercisable	Price		Expiration

2010	825	$300		2020
2018	6,667	$13.034	(a)	2023

Total	7,492

(a) 110% of the closing price of the Company’s common stock on the date that the Holder funds the full purchase price of the Note.

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NOTE 13 – Income Taxes

No provisions for income taxes were recorded for the periods presented since the Company incurred net losses in those periods.

The provisions for (benefits from) income taxes differ from the amounts determined by applying the U.S. Federal income tax rate of 21% to pretax income (loss) as follows:

	Six Month Ended June 30,
	2020	2019

Expected income tax (benefit) at 21%	$(486.157)	$(246,228)

Non-deductible stock-based compensation	204,915	173,921

Increase in deferred income tax assets
valuation allowance	281,242	72,307

Provision for (benefit from) income taxes	$-	$-

Deferred income tax assets consist of:

	June 30,	December 31,
	2020	2019

Net operating loss carryforward	$1,581,410	$1,300,168

Valuation allowance	(1,581,410)	(1,300,168)

Net	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred income tax asset of $1,581,410 attributable to the future utilization of the $7,530,518 net operating loss carryforward as of June 30, 2020 will be realized. Accordingly, the Company has maintained a 100% allowance against the deferred income tax asset in the financial statements at June 30, 2020. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires in years 2025, 2026, 2027, 2028, 2029, 2030, 2031, 2032, 2033, 2034, 2035, 2036, 2037, 2038, 2039 and 2040 in the amount of $1,369, $518,390, $594,905, $686,775, $159,141, $151,874, $135,096, $166,911, $311,890, $25,511, $338,345, $381,638, $499,288, $716,858, $1,503,282, and $1,339,245, respectively.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

The Company’s U.S. Federal and state income tax returns prior to 2015 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The statute of limitations on the 2015 tax year returns expired in September 2019.

The Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and would include accrued interest and penalties with the related tax liability in the consolidated balance sheets. There were no interest or penalties paid during 2020 and 2019.

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NOTE 14 – Segment Information

The Company has one reportable segment: Durable Equipment Products.

The accounting policies of the segment described above are the same as those described in Summary of Significant Accounting Policies in Note 3. The Company evaluates the performance of the Durable Equipment Products segment based on income (loss) before income taxes, which includes interest income.

Durable Equipment Products
Three months ended March 31, 2020
Revenue from external customers	443,742
Revenue from other segments	-
Segment profit	259,489
Segment assets	2,259,478

Six months ended June 30, 2020
Revenue from external customers	527,942
Revenue from other segments	-
Segment profit	278,337
Segment assets	2,228,575

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020

Total profit for reportable segment	$18,848	$279,190
Other income (expense) - net	-	(853)

Income before income taxes	$18,848	$278,337

NOTE 15 – Commitments and Contingencies

Employment Agreements

On October 3, 2017, the Company executed an Executive Employment Agreement with Marco Alfonsi (“Alfonsi”) for Alfonsi to serve as the Company’s chief executive officer and interim chief financial officer and secretary for cash compensation of $10,000 per month. Pursuant to the agreement, the Company issued a share of CANB Series A Preferred Stock to Alfonsi on October 4, 2017. Alfonsi may terminate his employment upon 30 days written notice to the Company. The Company may terminate Alfonsi’s employment upon written notice to Alfonsi by a vote of the Board of Directors. At October 21, 2018, this former agreement was terminated due to the execution of a new Employment Agreement with Marco Alfonsi for Alfonsi to serve as the Company’s chief executive officer and chairman of the board for cash compensation of $15,000 per month. Pursuant to the new agreement, three of the eight previously issued shares of CANB Series A Preferred Stock were returned to the Company and converted into 30,000,000 common shares. Alfonsi may terminate his employment upon 30 days written notice to the Company. The new agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Alfonsi, and also can be terminated by the Company due to the failure or neglect of Mr. Alfonsi to perform his duties, or due to the misconduct of Mr. Alfonsi in connection with the performance.

On February 12, 2018, the Company executed an Executive Service Agreement (“Posel Agreement”) with David Posel. The Posel Agreement provides that Mr. Posel services as the Company’s Chief Operating Officer for a term of 4 years. The Posel Agreement also provides for compensation to Mr. Posel of $5,000 cash per month and the issuance of 1 share of Series A Preferred Stock at the inception of the Posel Agreement. The Posel Agreement can be terminated upon the resignation or death of Mr. Posel, and also can be terminated by the Company due to the failure or neglect of Mr. Posel to perform his duties, or due to the misconduct of Mr. Posel in connection with the performance. On February 12, 2018, 1 share of CANB Series A Preferred Stock were issued to Mr. Posel. Since execution of the Posel Agreement, Mr. Posel has been re-assigned to COO for Pure Health Products, the Company’s subsidiary.

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On February 16, 2018, the Company executed an Executive Service Agreement (“Holtmeyer Agreement”) with Andrew W. Holtmeyer. The Holtmeyer Agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 3 years. The Holtmeyer Agreement also provides for compensation to Mr. Holtmeyer of $10,000 cash per month and the issuance of 3, 2 and 1 share of Series A Preferred Stock at the beginning of each year. The Holtmeyer Agreement can be terminated upon the resignation or death of Mr. Holtmeyer, and also can be terminated by the Company due to the failure or neglect of Mr. Holtmeyer to perform his duties, or due to the misconduct of Mr. Holtmeyer in connection with the performance. At December 29, 2018, this Holtmeyer Agreement was terminated due to the execution of a new Employment Agreement with Andrew W Holtmeyer. The second agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 4 years. The second agreement also provides for compensation to Mr. Holtmeyer of $15,000 cash per month and the issuance of 829 shares of common stock upon signing of the agreement. Effective April 1, 2020, Mr. Holtmeyer’s compensation was changed to a straight commission on sales and collection based upon his efforts in lieu of any base compensation. He also received no further Company benefits but does retain his previously issued five shares of Series Preferred A Stock.

On October 15, 2018, the Company executed an Employment Agreement (“Teeple Agreement”) with Stanley L. Teeple. The Teeple Agreement provides that Mr. Teeple services as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The Teeple Agreement also provides for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock proportionately vesting over four years beginning December 31, 2018 upon execution of the Teeple Agreement. The Teeple Agreement can be terminated upon the resignation or death of Mr. Teeple, and also can be terminated by the Company due to the failure or neglect of Mr. Teeple to perform his duties, or due to the misconduct of Mr. Teeple in connection with the performance. In May 2019 Mr. Teeple was granted an additional 3 shares of Series A Preferred.

On December 28, 2018, the Company executed an Employment Agreement (“Ferro Agreement”) with Pasquale Ferro for Mr. Ferro to serve as Pure Health Products’ president for cash compensation of $15,000 per month and the total issuance of 5 share of Series A Preferred Stock proportionately vesting at the beginning of each year for a term of 4 years. Mr. Ferro may terminate his employment upon 30 days written notice to the Company. The Ferro Agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Ferro, and also can be terminated by the Company due to the failure or neglect of Mr. Ferro to perform his duties, or due to the misconduct of Mr. Ferro in connection with the performance.

Effective September 6, 2019 (the “Effective Date”), Can B̅ Corp. (the “Company” or “CANB”) approved the appointment of Johnny J. Mack (“Mack”) as its President and Chief Operating Officer. Mack had been serving as the Company’s interim COO. The Company and Mack have entered into a new Employee Services Agreement (the “Mack Agreement”) to memorialize the terms of the foregoing. In consideration for Mack’s services, Mack would (i) receive a base salary of $15,000 per month, subject to increase after each yearly anniversary of the Agreement, (ii) be eligible to receive annual cash or stock bonuses, (iii) be entitled to four weeks’ vacation time and five paid days for illness in accordance with the Company’s policies, and (iv) receive a total of 106,667 options (“Mack Options”) to purchase shares of the Company’s common stock, with 26,667 Mack Options vesting on the effective date and additional tranches of 26,667 Mack Options vesting on each of the first, second, and third anniversaries of the Effective Date, assuming Mack’s continued employment. Each Option is exercisable at a price of $0.30 per share. The Company also agreed to hold harmless and indemnify Mack as authorized or permitted by law and the Company’s governing documents, as the same may be amended from time to time, except for acts constituting negligence or willful misconduct by Mack. The Company agreed to pay Mack a severance in the event the Mack Agreement is terminated by the Company without cause or by Mack for “good reason” or by reason of Mack’s death or disability. On October 4, 2019 Mack resigned from all of his officer and director positions and the Company settled his termination for payment of all accrued expenses, payout of all accrued time and base compensation of $13,315 and retention of his already earned 26,667 options. Mr. Mack has left the Company.

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In addition, on October 10th, 2019 the Company appointed Philip Scala as its interim COO. Mr. Scala has acted as founder and CEO of Pathfinder Consultants International, Inc. (“Pathfinder”) since 2008. Pathfinder offers unique expertise and delivers the information you need to make informed decisions, whether in times of crisis or in the course of simply running your business. Prior to forming Pathfinder, Mr. Scala served the United States both as a Commissioned Officer in the US Army for five years followed by his 29 years of service with the FBI. Mr. Scala received his bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University. The Company has entered into an employment agreement with Mr. Scala. Pursuant to the agreement, Mr. Scala will receive a base salary of $2,500 per month. He will be entitled to incentive bonuses and pay increases in accordance with the Company’s normal policies and procedures. Mr. Scala will also receive options to buy 1,667 common shares of the Company at a price of $0.30 for a period of three years. The initial term of the agreement is for 90 days. The agreement renews for additional 90-day periods unless terminated by either party. The agreement otherwise contains standard covenants and conditions.

Consulting Agreements

On July 15, 2020, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we agreed to pay the Consulting Firm a restricted common stock monthly fee of $5,000 per month for the initial 3 months., $6,250 per month for months 4-6., $7,500 per month for month 7 and after. At CANB’s option, the monthly fee may be payable in part or in whole in cash. Monthly Fee, such amount shall be paid via issuance of restricted common shares of CANB. The shares are to be issued in the name of Tysadco Partners. The number of common shares earned each month shall be calculated and issued on a quarterly basis prior to each 90-day period and based on the value at the closing price on the last day of the preceding period. All common shares earned by the Consultant pursuant to this Agreement shall be issued by CANB on a quarterly basis. CT shall not have registration rights, and the shares may be sold subject to Rule 144.

On December 8, 2019, the Company executed a Consulting Agreement with Seacore Capital, Inc. (“Seacore”) for Seacore to serve as the Company’s consultant for stock compensation of a total of 8,333 restricted shares each quarter from 4th quarter 2019 through 3rd quarter 2020. The shares shall not have registration rights, and the shares may be sold subject to Rule 144.

Lease Agreements

On December 1, 2014, Prosperity entered into a lease agreement with KLAM, Inc. for office space in Hicksville, New York for an initial term of one year commencing December 1, 2014. The lease provides for monthly rentals of $2,500 and provides Prosperity an option to renew the lease after the initial term. The Company has continued to occupy this space after November 30, 2015 under a month to month arrangement at $2,500 per month. This lease was terminated in January 2019.

On September 11, 2015, the Company executed a lease agreement with an unrelated third party for office space in Hicksville, New York for a term of 37 months. The lease provides for monthly rentals of $2,922 for lease year 1, $3,009 for lease year 2, and $3,100 for lease year 3. The lease also provides for additional rent based on increases in base year operating expenses and real estate taxes. On August 6, 2018, the Company renewed the lease agreement for a term of 36 months starting November 1, 2018. The lease provides for monthly rentals of $3,193 for lease year 1, $3,289 for lease year 2, and $3,388 for lease year 3. In October 2019, the Company modified and extended the lease agreement for a term of 30 months starting November 1, 2019. The lease provides for monthly rentals of $3,807.05 for year 1 and $3,921.26 for the remaining eighteen months. The original $100,681 right-of-use asset and $90,591 lease liability was adjusted to $103,260 with the modification.

The Company leases office space in numerous medical facilities under month-to-month agreements.

Rent expense for the period ended June 30, 2020 and 2019 was $121,652 and $12,344, respectively.

At June 30, 2020, the future minimum lease payments under non-cancellable operating leases were:

Year ended December 31, 2020	$23,071
Year ended December 31, 2021	47,055
Year ended December 31, 2022	15,685
Total	$85,811

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The lease liability of $78,727 at June 30, 2020 as presented in the Consolidated Balance Sheet represents the discounted (at our 10% estimated incremental borrowing rate) value of the future lease payments of 85,811 at June 30, 2020.

Major Customers

For the six months ended June 30, 2020, there were no customers that accounted for more than 10% of total revenues.

For the six months ended June 30, 2020, there were no customer accounted for more than 10% of total revenues.

NOTE 16 – Related Party Transactions

LI Accounting Associates, LLC (LIA), an entity controlled by a relative of the Managing Member PHP, is a vendor of CANB. At June 30, 2020, CANB has an account payable due to LIA totaling $6,600. For the six months ended June 30, 2020, CANB had expenses to LIA of $42,600.

During the six months ended June 30, 2020, we had products and service sales to related parties totaling $0.

NOTE 17 – Subsequent Events

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through August 14, 2020, the date on which these consolidated financial statements were available to be issued. There were material subsequent events that required recognition or additional disclosure in these consolidated financial statements as follows:

By written consent and after careful review by the majority of the Shareholders of Can B Corp., the Company Shareholders approved an Incentive Stock Option Plan to be administered at the direction of the Board of Directors, and also approved a Certificate of Amendment to the Certificate of Designation for the Company’s Preferred Series A stock.

The Company executed an exchange agreement whereby shares of Iconic Brands, Inc. held by the Company were exchanged for shares of stock in the Company held by Iconic Brands, Inc. The valuation of the respective shares were deemed to be an economic equal value exchange.

The Company’s Form 1-A was qualified on August 7, 2020.

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EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit	Description

2.1	Articles of Incorporation, as amended(1)
2.2	Bylaws(2)
3.1	Articles of Amendment designating Series A Preferred Stock rights, as amended(1)
3.2	Articles of Amendment designating Series B Preferred Stock rights(1)
3.3	Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC(8)
3.4	Convertible Promissory Note with FirstFire Global Opportunities Fund, LLC(8)
3.5	Security Agreement with FirstFire Global Opportunities Fund, LLC(8)
3.6	Securities Purchase Agreement with Labrys Fund, LP (12)
3.7	Convertible Promissory Note with Labrys Fund, LP(15)
3.8	Securities Purchase Agreement with EMA Financial, LLC(14)
3.9	Convertible Promissory Note with EMA Financial, LLC(14)
3.10	Securities Purchase Agreement with Eagle Equities, LLC(14)
3.11	Convertible Promissory Note with Eagle Equities, LLC(14)
3,12	Form of Certificate(13)
3.13	Articles of Amendment designating Series C Preferred Stock rights(15)
4.1	Form of Subscription Agreement
6.1	Employment Agreement with Marco Alfonsi(3)
6.2	Employment Agreement with Stanley L. Teeple(3)
6.3	Employment Agreement with Andrew Holtmeyer(3)
6.4	Employment Agreement with Pasquale Ferro(3)
6.5	Employment Agreement with Phil Scala(1)
6.6	Asset Purchase Agreement with Pure Health Products(3)
6.7	Production Agreement with Pure Health Products(4)
6.8	Memorandum of Understanding with Sam International and ZetrOZ Systems LLC(5)
6.9	Asset Purchase Agreement with Seven Chakras, LLC(6)
6.10	Joint Venture Agreement with SHI Farms and NY – SHI(7)
6.11	Green Grow Stock Purchase Agreement(9)
6.12	Green Grow Modification and Lock Up Agreement(1)
6.13	License Agreement with Lifeguard Licensing Corp(10)
6.14	Can B̅ Corp. 2020 Incentive Stock Option Plan
7.1	Share Purchase Agreement with Prosperity Systems, Inc., dated January 5, 2015(2)
7.2	Membership Purchase Agreement with Pure Health Products(11)
10.1	Power of Attorney(16)
11.1	Consent of BMKR, LLP(15)
12.1	Opinion of Legality from Austin Legal Group, APC

(1)	Filed with the Annual Report on Form 10-K filed with the SEC on April 2, 2020 and incorporated herein by reference.
(2)	Filed with the Form S-1 Registration Statement filed with the SEC on December 2, 2015 and incorporated herein by reference.
(3)	Filed with the Annual Report on Form 10-K filed with the SEC on April 16, 2019 and incorporated herein by reference.
(4)	Filed with the Annual Report on Form 10-K filed with the SEC on April 6, 2018 and incorporated herein by reference.
(5)	Filed with the Current Report on Form 8-K filed with the SEC on January 30, 2019 and incorporated herein by reference.
(6)	Filed with the Current Report on Form 8-K filed with the SEC on February 26, 2019 and incorporated herein by reference.
(7)	Filed with the Current Report on Form 8-K filed with the SEC on July 18, 2019 and incorporated herein by reference.
(8)	Filed with the Current Report on Form 8-K filed with the SEC on January 14, 2020 and incorporated herein by reference.
(9)	Filed with the Current Report on Form 8-K filed with the SEC on December 6, 2019 and incorporated herein by reference.
(10)	Filed with the Current Report on Form 8-K filed with the SEC on February 18, 2020 and incorporated herein by reference.
(11)	Filed with the Current Report on Form 8-K filed with the SEC on January 15, 2019 and incorporated herein by reference.
(12)	Filed with the Current Report on Form 8-K filed with the SEC on May 19, 2020 and incorporated herein by reference.
(13)	Filed with the Form 1-A, Part II, filed with the SEC on June 3, 2020 and incorporated herein by reference.
(14)	Filed with the Current Report on Form 8-K filed with the SEC on June 24, 2020 and incorporated herein by reference.
(15)	Filed with the Form 1-A/A, Part II, filed with the SEC on July 17, 2020 and incorporated herein by reference.
(16)	Filed with the Form 1-A/A, Part II, filed with the SEC on July 31, 2020 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hicksville, New York, on September 11, 2020.

Can B̅ Corp.

September 11, 2020	By:	/s/ Marco Alfonsi
	Name:	Marco Alfonsi
	Title:	Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)

September 11, 2020	By:	/s/ Stanley L. Teeple
	Name:	Stanley L. Teeple
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marco Alfonsi	Chief Executive Officer, Chairman, and Director	September 11, 2020
Marco Alfonsi

/s/ Stanley L. Teeple	Chief Financial Officer, Secretary, and Director	September 11, 2020
Stanley L. Teeple

*	Independent Director
Frederick Alger Boyer Jr.

*	Independent Director
Ron Silver

*	Independent Director
James F. Murphy

* /s/ Marco Alfonsi		September 11, 2020
Marco Alfonsi
Attorney-in-fact

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